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                                                                    Exhibit 10.5

                                                               Execution Version

            SUBLEASE (this "Sublease"), dated as of April __, 2000, by and between TMP WORLDWIDE, INC., a corporation organized and existing pursuant to the laws of the State of Delaware, having an office at 1633 Broadway, New York, New York 10019 ("Sublandlord"), and MEDIA METRIX, INC., a corporation organized and existing pursuant to the laws of the State of Delaware, having an address at 250 Park Avenue South, 7th Floor, New York, New York 10010 ("Subtenant").

                                   WITNESSETH:

            WHEREAS, pursuant to an Agreement of Lease ("Original Lease") by and between 352 P.A.S. ASSOCIATES ("Landlord"), as landlord, and Sublandlord, as tenant, dated as of April 8, 1998 (the Original Lease, as the same has been or may hereafter be amended, the "Master Lease"), Landlord did demise and let unto Sublandlord, and Sublandlord did hire and take from Landlord, the entire 12th floor, as more particularly identified in the Master Lease (the "Premises"), in a building known as and by the street address of 352 Park Avenue South, New York, New York (the "Building"); and

            WHEREAS, Subtenant acknowledges and represents that it has received and reviewed the Master Lease, a copy of which is attached hereto as Exhibit A and that it is familiar with all the terms and conditions thereof; and

            WHEREAS, Sublandlord wishes to sublet to Subtenant, and Subtenant desires to hire and rent from Sublandlord the entire Premises, and Subtenant is desirous of hiring and taking the Premises from Sublandlord, upon the terms, covenants and conditions hereinafter set forth.
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            NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

            1. TERM. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Premises for the purposes set forth in
Article 2 of the Master Lease for a term commencing ("Commencement Date") on the later to occur of (i) May 1, 2000, and (ii) the date Sublandlord tenders vacant possession of the Premises to Subtenant, and ending, unless sooner terminated pursuant to any of the provisions of the Master Lease, this Sublease or pursuant to applicable law, on August 30, 2008 at 5:00 p.m., but in no event later than one day prior to the Expiration Date, as defined in the Master Lease, ("Expiration Date"), upon the terms and conditions set forth in this Sublease. If for any reason the term of the Master Lease is terminated prior to the Expiration Date, this Sublease shall thereupon be terminated automatically, and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been effected solely because of, or shall have resulted solely from, the breach or default of Sublandlord under the Master Lease with respect to an obligation not assumed by Subtenant under this Sublease. In the event of a termination of the Master Lease for any reason other than a default by Subtenant under this Sublease, the Rent (hereinafter defined) for the month in which such termination occurs shall be pro-rated based on the actual number of days in such month.

            2. BASE RENT. Subtenant shall pay to Sublandlord base rent ("Base Rent") for the Premises equal to Four Hundred Two Thousand Five Hundred and no/100 United States Dollars (U.S.$402,500.00) per annum (U.S.$33,541.67 per month), payable in advance and without notice or demand, commencing on the Commencement Date and on the first day of each month


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during the term of this Sublease, except that Subtenant shall pay to Sublandlord the first full monthly installment with Subtenant's execution and return of this Sublease.

            3. ADDITIONAL RENT.

                  (a) In addition to the Base Rent set forth above, commencing on the Commencement Date, Subtenant shall pay to Sublandlord as additional rent ("Additional Rent"), the following:

                  (i) additional rent equal to 100% of the amount payable by
            Sublandlord, if any, pursuant to the Master Lease for electricity, provided however, that if Subtenant shall install any extraordinary power equipment (i.e., equipment not generally used in connection with office use) in the Premises (but such installation shall be in accordance with the terms of the Master Lease and this Sublease), in addition to any costs for electricity specified above, Subtenant shall pay the entire cost of electricity, and for any necessary additional electric capacity, for such equipment at the rates and in the manner as specified in the Master Lease;

                  (ii) additional rent equal to 100% of the amount payable by
            Sublandlord, if any, pursuant to the Master Lease for increases in the porter's wage escalation over such expenses for calendar year 2000, as set forth in Article 40 of the Master Lease;

                  (iii) additional rent equal to Tenants Percentage (as defined in Article 39 of the Master Lease) of the amount by which Taxes (as defined in Article 39 of the Master Lease) for any Tax Year (as defined in Article 39 of the Master Lease) exceed Taxes for the Base Year Taxes (hereinafter defined). As used in this Sublease, the phrase "Base Year Taxes" shall mean the Taxes for the calendar year January 1, 2000


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            through and including December 31, 2000, being calculated as fifty percent (50%) of the sum of (x) the Taxes for the Tax Year July 1, 1999 through and including June 30,2000, and (y) the Taxes for the Tax Year July 1,2000 through and including June 30, 2001;

                  (iv) 100% of any and all additional rent payable by
            Sublandlord under any other provisions of the Master Lease (other than (A) the Tax Payment and the Operating Payment (as defined in Articles 39 and 40, respectively, of the Master Lease), except as such obligation is otherwise incorporated in this paragraph 3(a);
            (B) other payments made by Subtenant pursuant to subparagraphs (i),
            (ii) and (iii) of this paragraph 3, and (C) amounts payable by Sublandlord to Landlord as a result of Sublandlord's failure to perform any obligation of Sublandlord under the Master Lease not assumed by Subtenant under this Sublease);

                  (v) the cost of any additional services or materials requested of Landlord by or at the request of Subtenant; and

                  (vi) any other amounts payable by Subtenant pursuant to the provisions of this Sublease.

                  (b) The aforesaid Additional Rent shall be payable by Subtenant to Sublandlord not later than five (5) days prior to the corresponding due date for such payment to be made to Landlord pursuant to the Master Lease and after presentation by Sublandlord to Subtenant of the bills therefor (which bills shall include a copy of the bill or invoice issued by Landlord to the extent received by Sublandlord), whether issued during or after the term of this Sublease. This paragraph 3 shall survive the expiration or termination of this Sublease.


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            (c) Base Rent and Additional Rent is referred to in this Sublease collectively as "Rent".

            4. DEFAULT IN PAYMENT OF RENT. If Subtenant shall fail to pay when due any installment of Rent for a period of ten (10) days after the date due, Subtenant shall pay interest thereon at the rate ("Default Rate") per annum equal to the lesser of (i) the "Prime Rate", as published from time to time in the "Money Rates Section" of The Wall Street Journal, plus five percent (5%), or
(ii) the maximum interest rate permitted by applicable law, from the date on which such installment or payment originally was due (irrespective of the ten
(10) day grace period) to the date of Sublandlord's receipt of payment thereof (compounded monthly), and such interest shall be deemed to be Additional Rent. Subtenant's payment of such interest shall not be deemed a cure of the default in the payment of Rent and shall be collectible in addition to all of Sublandlord's other rights and remedies in the event of Subtenant's default in the payment of Rent.

            5. PAYMENT OF RENT. All Rent shall be paid to Sublandlord, or as Sublandlord may direct by written notice to Subtenant, in lawful money of the United States of America which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the principal office of Sublandlord, or such other place as Sublandlord may by notice designate, without any abatement, deduction, set-off or counterclaim whatsoever. Sublandlord shall have the same remedies for default in the payment of Additional Rent as for default in the payment of Base Rent.


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            6. CONDITION OF PREMISES.

                  (a) The Premises are hereby sublet and shall be delivered to Subtenant "as-is" on the date hereof, except as expressly provided in paragraph 26 of this Sublease, and except that Sublandlord shall remove its personal property and trade fixtures from the Premises prior to the Commencement Date. The execution and delivery of this Sublease by Subtenant shall be conclusive evidence that Subtenant has inspected the Premises and is satisfied with the condition thereof on the date hereof. Between the date hereof and the Commencement Date Landlord agrees to maintain the Premises substantially in the condition as the Premises are in as of the date hereof, reasonable wear and tear, damage by casualty and condemnation excepted).

                  (b) Neither Sublandlord nor Sublandlord's agents or representatives have made any representations, warranties or promises with respect to the condition, quality, permitted use, restrictions, value or adequacy of the Premises and no rights, easements or licenses are granted by Sublandlord or acquired by Subtenant, by implication or otherwise, except as expressly set forth in this Sublease.

            7. RIGHTS OF SUBTENANT. Subtenant shall be entitled to the benefit of all of the obligations of Landlord pursuant to the Master Lease with respect to the Building and the Premises including but not limited to Landlord's obligations to repair and restore and provide or render work and services, and Subtenant acknowledges and agrees that such obligations are and shall be the responsibility of Landlord and not those of Sublandlord. In the event Landlord shall fail or refuse to comply with any of the terms of the Master Lease affecting the Premises or the use or occupancy thereof by Subtenant or anyone claiming by, under or through Subtenant, or if Landlord shall fail to issue any consent pursuant to the Master Lease which Subtenant reasonably believes


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Landlord is required to issue under the Master Lease, Subtenant shall have the right, in its own name (and in the name of the Sublandlord, if Subtenant shall have notified Sublandlord in writing that it intends to use Sublandlord's name and the purpose therefor and such notice shall reaffirm Subtenant's obligation to indemnify and hold Sublandlord harmless as set forth in this paragraph with respect to any such action taken by Sublandlord. Subtenant shall indemnify and hold Sublandlord harmless from and against any and all damages, losses, penalties, fines, costs or expenses, including, without limitation, attorneys' fees and costs, which Sublandlord may incur or be subject to as a result of any action taken by Subtenant in accordance with this paragraph), and at its own cost, to compel performance by Landlord pursuant to the terms of the Master Lease, or to compel Landlord to issue such consent, and, provided Subtenant indemnifies and holds Sublandlord harmless from any liability, loss, cost or expense (including, without limitation, reasonable attorneys' fees and costs), Sublandlord shall, at Subtenant's request and expense, (i) make application to Landlord for any consent Subtenant reasonably believes Landlord is required to issue pursuant to the Master Lease, and/or (ii) enforce the terms of the Master Lease against Landlord to the extent Landlord is not performing an obligation under the Master Lease, which performance Subtenant reasonably believes it is entitled to. Subtenant shall have no claim against Sublandlord by reason of Landlord's failure or refusal to comply with any of the terms of the Master Lease and no such failure or refusal shall be deemed a constructive eviction hereunder, except to the extent that such failure or refusal is a constructive eviction of Sublandlord, as tenant under the Master Lease. This Sublease shall remain in full force and effect notwithstanding Landlord's failure or refusal to comply with any of the terms of the Master Lease, and Subtenant shall pay the Rent provided in this Sublease without any abatement, deduction, set-off or counterclaim whatsoever, Subtenant's sole remedy being the right


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to enforce the provisions of the Master Lease against Landlord as set forth above. Subtenant shall look solely to Landlord for the performance of all services required to be performed by Landlord under the Master Lease, and shall not under any circumstances seek to require or require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages, costs or expenses which arise by reason of the negligence, whether by omission or commission, or intentional, willful or tortuous acts of Landlord. Furthermore, Sublandlord shall have no liability to Subtenant by reason of any inconvenience, annoyance, interruption or injury to business or operations arising from Landlord's making any repairs, alterations or changes which Landlord is required or permitted by the Master Lease, or required by law, to make in or to any portion of the Building and/or the Premises, or in or to the fixtures, equipment or appurtenances of the Building and/or the Premises. Nothing in this paragraph 7 shall absolve Sublandlord of any liability it may have as a result of its own gross negligence or willful misconduct.

            8. REMEDIES. In addition to such rights and remedies as it may have pursuant to applicable law, if Subtenant shall default under this Sublease, Sublandlord shall have against Subtenant all of the rights and remedies granted to Landlord pursuant to the Master Lease in the event of a default by Sublandlord, as lessee under the Master Lease. In addition to the other rights Sublandlord may have under the Master Lease (as incorporated in this Sublease), this Sublease or pursuant to applicable law, if Subtenant shall fail to timely perform any of its obligations under this Sublease beyond the expiration of applicable notice and cure periods, if any, then Sublandlord shall have the right, but not the obligation, without notice to Subtenant in a case of emergency and otherwise after five (5) days notice to Subtenant, without waiving or releasing Subtenant from any obligations hereunder, to perform any such obligation of Subtenant in such manner and to such


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extent as Sublandlord shall reasonably deem necessary to cure such failure on the part of Subtenant. Subtenant shall pay to Sublandlord upon demand any and all costs incurred by Sublandlord in so doing, including, without limitation, attorneys' fees and costs, together with interest thereon (compounded monthly) at the Default Rate from the date of demand by Sublandlord therefor until the date Sublandlord is reimbursed.

            9. PROVISIONS OF THE MASTER LEASE.

                  (a) Except as otherwise provided in this Sublease, this Sublease is in all respects subject to the terms and conditions of the Master Lease. Except as otherwise provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated in this Sublease by reference and are made a part hereof as if herein set forth at length and each and every provision, term, condition and covenant of the Master Lease binding upon or inuring to the benefit of Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord against Subtenant, and each provision of the Master Lease binding upon or inuring to the benefit of Sublandlord, as tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant against Sublandlord, with the same force and effect as though those provisions were completely set forth in this document. For the purpose of incorporation by reference of provisions of the Master Lease into this Sublease, the words "Lessor" or "Landlord" or "Owner" (whether or not capitalized) wherever used in the Master Lease, shall be construed to mean "Sublandlord" and the words "Lessee" or "Tenant" (whether or not capitalized) wherever used in the Master Lease shall be construed to mean "Subtenant", and the words "Premises" or "Demised Premises" (whether or not capitalized), or words of similar import, wherever used in the Master Lease, shall be construed to mean "Premises" as


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defined in this Sublease, the words "Agreement", "lease", "Lease", or words of similar import, wherever they appear in the Master Lease, shall be construed to mean this Sublease, the word "rent" and words of similar import, wherever used in the Master Lease, shall be construed to mean the Rent payable under this Sublease, and the words "term", "Commencement Date" and "Expiration Date", or words of similar import, wherever used in the Master Lease, shall be construed to mean, respectively, the term of this Sublease and the dates set for the beginning and the end of the term of this Sublease. To the maximum extent possible, the provisions of the Master Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the other provisions of this Sublease, but in the event of any inconsistency, those provisions of this Sublease not incorporated by reference from the Master Lease shall control. Except as expressly provided otherwise in paragraph 10(c) of this Sublease, Subtenant covenants and agrees to perform and observe and to be bound by, all terms, covenants, obligations and conditions of the Master Lease and the use thereof except, however, that Subtenant shall not be obligated to pay the Fixed Rent (as defined in the Master Lease) or additional rent reserved under the Master Lease (except as set forth in paragraph 3 of this Sublease). Subtenant covenants and agrees not to do or commit or suffer to be done or committed or fail to do any acts or things, or create or suffer to be created, any conditions that might create or result in a default or breach on the part of Sublandlord under any of the terms, covenants or conditions of the Master Lease or render Sublandlord liable for any charge, cost or expense thereunder.

                  (b) In order to facilitate the coordination of the provisions of this Sublease with those of the Master Lease, the time periods contained in the provisions of the Master Lease that are incorporated by reference into this Sublease and for which the same action must be taken under


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both the Master Lease and this Sublease (such as, for example and without limitation, the time period for the curing of a default under this Sublease that is also a default under the Master Lease, or for the response to a request by Subtenant which also requires Landlord's consent), are changed for the purpose of incorporation by reference by shortening or lengthening, as appropriate, that period in each instance by five (5) days such that in each instance Subtenant shall have that much less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease and Sublandlord shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than Landlord has under the Master Lease.

                  (c) Notwithstanding anything in this Sublease to the contrary, for purposes of incorporation by reference into this Sublease, the following provisions of the Master Lease are deemed deleted from the Master Lease and are expressly not incorporated into this Sublease, except as otherwise provided below in this subsection (c):

                  Article 28; for purposes of Articles 29, 46, 47 and 52(m)(which provisions are not deemed deleted from the Master Lease and which are incorporated into this Sublease, as said Articles are hereafter modified), the term "Owner" shall be deemed to mean Landlord; second sentence of Article 35 is hereby modified to provide that any such request by Subtenant shall be for a legitimate business purpose, reasonably demonstrated, and Subtenant shall not make such request more than twice in any one calendar year; Sub-Articles 37(a) and
                  (d); Article 39(b); Article 40(a)(vi) of the Master Lease shall be modified by deleting "January 1, 1998" and substituting in its place and stead "January 1, 2000", it being agreed that the incorporation by reference of


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                  Article 40 of the Master Lease, as modified hereby, and the provisions of paragraph 3(a)(ii) of this Sublease are the same obligation, and the Subtenant shall only be required to make one porter's wage escalation payment; Article 41, but only to the extent it is an obligation of Subtenant pursuant to another provision of this Sublease to make any such payments as Landlord may require of Sublandlord pursuant to Article 41 of the Master Lease; Sub-Article 42(e); Sub-Article 43(p); Sub-Article 44(c), as the same may apply to Sublandlord; everything in the third sentence of Sub-Article 45(c) beginning with the phrase "except that" and thereafter; the first sentence of Sub-Article 47(c); Article 50; Sub-Article 52(l); Article 53; Sub-Article 55(d), except that to the extent that Sublandlord is entitled to such abatement under the Master Lease, Subtenant shall be entitled to a corresponding abatement under this Sublease; Sub-Article 56(b), except that to the extent that Sublandlord is entitled to such rights under the Master Lease, Subtenant shall be entitled to a corresponding right under this Sublease; the second to last sentence of Article 60; for purposes of Article 61 the term "Owner" shall be deemed to mean "Landlord";
                  Article 62 and Exhibit B and Schedule A.

                  (d) In the event of termination, re-entry or dispossess by Landlord of Sublandlord as tenant under the Master Lease, Landlord may, at its option, take over all of the right, title and interest of Sublandlord under this Sublease and Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (a) be liable for any previous act or omission of Sublandlord under this Sublease, (b) be subject


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to any offset, not expressly provided in this Sublease, which theretofore accrued to Subtenant against Sublandlord, or (c) be bound by any previous modification of this Sublease (unless Landlord consents thereto) or by any previous prepayment of more than one month's rent.

            10. WAIVER OF SUBROGATION. Subtenant, on behalf of itself and anyone claiming through Subtenant by way of subrogation or otherwise, hereby releases and waives all right of recovery against Sublandlord, Landlord and Sublandlord's and Landlord's respective insurers. Similarly, in the event of any loss or damage to the Premises resulting from fire or other casualty, Sublandlord agrees to look first to any insurance it may carry to cover any losses sustained by Sublandlord as a result of such fire or other casualty, and Sublandlord on behalf of itself and its insurer(s), hereby releases and waives all right of recovery against Subtenant, said release and waiver to be in force only if Sublandlord's insurance policy contains a clause providing that such release or waiver shall not invalidate the insurance and only if such a waiver can be obtained without additional premium.

            11. CASUALTY. If the Master Lease is terminated with respect to the Premises, or any part thereof, as a result of fire or other casualty, this Sublease shall automatically terminate at the same time with respect to such portion. Sublandlord shall notify Subtenant of any such termination of the Master Lease promptly after receipt of notice thereof from Landlord. In the event the Premises are damaged or destroyed by fire or other casualty and the Master Lease shall not be terminated, this Sublease shall continue in full force and effect without abatement or diminution of the Rent. If the Master Lease is terminated with respect to only a portion of the Premises, this Sublease shall continue in full force and effect with respect to the balance of the Premises, but the


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Rent shall be equitably pro-rated from and after the date of such termination based on the portion of the Premises with respect to which this Sublease was terminated.

            12. INSURANCE. (a) Subtenant shall, at its expense, obtain and keep in force and effect during the term of this Sublease such insurance as is required to be carried by Sublandlord as lessee under the Master Lease.

                  (b) On or prior to the Commencement Date, Subtenant shall deliver to Sublandlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to paragraph 10 of this Sublease and covering Subtenant's contractual indemnity pursuant to paragraph 14 of this Sublease, required to be carried by Subtenant pursuant to this paragraph 12. Evidence of each renewal or replacement of a policy shall be delivered to Sublandlord at least twenty (20) days prior to the expiration of such policy.

                  (c) Subtenant acknowledges that Sublandlord shall not carry insurance on, and shall not be responsible for damage to, Subtenant's property or the Improvements (hereinafter defined) or any leasehold improvements existing in the Premises as of the date of this Sublease, and that Sublandlord shall not carry insurance against, or be responsible for any loss suffered by Subtenant due to, interruption of Subtenant's business.

            13. EMINENT DOMAIN. If the Master Lease is terminated with respect to the Premises, or any part thereof, as a result of condemnation, eminent domain or other similar taking, this Sublease shall automatically terminate at the same time, otherwise to remain in full force and effect.

            14. INDEMNITY. In addition to any indemnification provisions incorporated herein from the Master Lease, Subtenant shall indemnify Landlord and Sublandlord, and Landlord's


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and Sublandlord's respective members, directors, officers, shareholders, employees, agents, lenders and managing agents ("Sublandlord Indemnified Parties") against, and hold the Sublandlord Indemnified Parties harmless from, all claims, damages, losses, liabilities, costs and expenses (including attorneys' fees and disbursements and court costs) which Sublandlord may incur, pay or be subject to by reason of (i) the non-performance or non-observance by Subtenant of the terms, covenants, obligations and conditions of this Sublease or the Master Lease (as applicable to Subtenant); (ii) any work done or improvements made in or to the Premises by or on behalf of Subtenant, and (iii) any tortious act or negligence on the part of Subtenant, its agents, contractors, servants, employees, invitees or licensees, and any claims made or damages suffered or incurred as a result of Subtenant's or its agents, contractors, servants, employees, invitees or licensees, occupancy of the Premises and/or the Building.

            15. REIMBURSEMENT OF SUBLANDLORD/CONTEST BY SUBTENANT. If Sublandlord is requested by Landlord to reimburse Landlord for expenditures made by Landlord because of a breach of any of the obligations of Sublandlord under the Master Lease which are the obligation of Subtenant to perform pursuant to the terms of this Sublease, Sublandlord shall promptly notify Subtenant of such demand, and Subtenant shall thereafter have five (5) days less than the number of days which Sublandlord has to remit payment to Landlord for such expenditure, to contest such payment as hereinafter provided. Provided Subtenant may contest such payment without such contest constituting a breach of the Master Lease and without exposing Sublandlord to liability, prosecution or penalty, Subtenant may proceed to contest such expenditure at its own cost and expense. If Subtenant is unable to contest such expense without same constituting a default under the Master Lease and without exposing Sublandlord to liability, prosecution or penalty,


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Subtenant shall immediately pay to Sublandlord all amounts demanded by Landlord, but in such event, Subtenant shall be entitled to exercise whatever rights Sublandlord may have against Landlord relating to such charges, in accordance with applicable law, provided, however, that Subtenant indemnifies, defends and holds Sublandlord harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) which Sublandlord may incur as a result thereof.

            16. BROKER. Subtenant and Sublandlord hereby represent and warrant to each other that neither has dealt with any broker or real estate agent in connection with this Sublease other than Newmark & Company Real Estate, Inc. ("Broker"). Subtenant and Sublandlord hereby agree to indemnify, defend and hold the other harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements), resulting from any claims that may be made against the other by any brokers, agents or persons claiming a commission, fee or other compensation by reason of this Sublease, other than Broker, if the same shall arise or result or claim to arise or result by, through or on account of any act of the Subtenant or Sublandlord, as the case may be. Sublandlord shall pay any commission due Broker pursuant to a separate agreement with Broker.

            17. SUBORDINATION. This Sublease is subject and subordinate to the Master Lease as well as to all of the instruments and matters to which the Master Lease is subordinate.

            18. NOTICES. Any notice or other communication by either party to the other relating to this Sublease (other than a bill or statement for Rent due sent by Sublandlord, provided that this provision shall not be deemed to require Sublandlord to send any bill or statement of Rent due) shall be in writing and shall be deemed to have been duly given upon receipt when delivered


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to the recipient party in person (against signed receipt) or three (3) days after being mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, and addressed: (a) if to Sublandlord, at the address hereinabove set forth, with a copy sent in the same manner to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, 10103, Attention: Gregg
J. Berman, Esq. and (b) if to Subtenant, at the address hereinabove set forth, with a copy sent in the same manner to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004-1980, Attention: Franklin L. Green, Esq. Either party may by notice to the other party designate a different address within the United Stated to which notices shall be sent.

            19. ASSIGNMENT AND SUBLETTING. Subtenant expressly covenants and agrees that it shall not assign, mortgage, pledge or encumber this Sublease nor sublet the Premises or any part thereof, nor suffer or permit the Premises or any part thereof to be used or occupied by others, except strictly in accordance with Article 43 of the Master Lease, and, in addition, in any instance under the Master Lease where Landlord's consent is required, Sublandlord's consent shall also be required, but Sublandlord covenants and agrees not to unreasonably withhold or delay its consent in such instance if Landlord has consented thereto, provided, however, if Sublandlord shall not grant or deny its consent (which denial shall be accompanied by a reasonably detailed statement setting forth the reasons for such denial) on or prior to the date Landlord issues its consent (provided that to the extent Subtenant makes such request directly to Landlord, Subtenant requests such consent from Sublandlord at the time it requests consent from Landlord and provides Sublandlord with all the information required under the Master Lease to be provided regarding such sublease), Sublandlord shall be deemed to have consented thereto. If this Sublease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Sublease, but no such assignment, subletting, occupancy, or collection by Sublandlord shall be deemed a waiver of the covenant set forth above or the acceptance of the assignee, subtenant or occupant as subtenant or a release of Subtenant from the further performance by Subtenant of covenants and agreements on the part of Subtenant contained in this Sublease.

            20. QUIET ENJOYMENT. Sublandlord covenants that it shall do nothing to disturb Subtenant's quiet enjoyment of the Premises during the term of this Sublease if and so long as Subtenant shall observe and perform all of the covenants, provisions, terms and conditions of this Sublease and the Master Lease (as applicable to Subtenant).

            21. HOLDOVER. Subtenant expressly assumes the obligations of Sublandlord, including but not limited to the indemnity under the Master Lease (which shall apply to a holdover by Subtenant only), in the event possession of the Premises is not surrendered at the Expiration Date or sooner termination of the term of this Sublease.

            22. RESTORATION UPON TERMINATION. Upon the termination of this Sublease, Subtenant shall remove from the Premises such fixtures, installations, equipment and alterations made or installed by Subtenant as Sublandlord shall designate. To the extent Sublandlord shall not require their removal at the termination of this Sublease, any such fixtures, installations, equipment and alterations shall become the property of Sublandlord at the termination of this Sublease.

            23. SUBTENANT'S IMPROVEMENTS. All Subtenant's improvement work (the "Improvements") necessary to prepare the Premises for occupancy or otherwise performed in the

Premises shall be undertaken by Subtenant or by contractors engaged by Subtenant with Landlord's written approval in accordance with the Master Lease. It is understood that the entire cost of Improvements and all related costs shall be borne and paid for by Subtenant and that Sublandlord shall have no obligation to offer any "construction allowance" or otherwise make any contribution to the cost of any Improvements or any other costs incurred in the preparation of the Premises for Subtenant's occupancy, except as expressly set forth in paragraph 26 of this Sublease. All labor employed by Subtenant in connection with Improvements shall be harmonious and compatible with the labor employed by Landlord. Subtenant shall cause all Improvements to be constructed in a good and workman like manner by reputable contractors who are experienced in undertaking construction projects in first class office buildings in the New York County, New York area and are otherwise approved by Landlord in writing. Subtenant shall proceed with reasonable diligence with any construction begun by Subtenant in accordance with approved plans using new, first quality materials and construction procedures. Landlord's approval of such work shall be required if such approval is required pursuant to the Master Lease, and Sublandlord agrees to submit on behalf of, and at the expense of, Subtenant, any requests for such consent. Sublandlord covenants and agrees not to unreasonably withhold or delay its consent to the performance by Tenant of any Improvements if Landlord has consented thereto, provided, however, if Sublandlord shall not grant or deny its consent (which denial shall be accompanied by a reasonably detailed statement setting forth the reasons for such denial) on or prior to the date Landlord issues its consent (provided that to the extent Subtenant makes such request directly to Landlord, Subtenant requests such consent from Sublandlord at the time it requests consent from Landlord and provides Sublandlord with all the information required under the Master Lease to be provided regarding such Improvements, such as plans and specifications, if any), Sublandlord shall be deemed to have consented thereto.

            24. CONSTRUCTION INSURANCE. Supplementing the Master Lease, at all times during the construction of Improvements, Subtenant shall maintain (i) casualty insurance in builder's risk form, covering Landlord, Sublandlord, Subtenant and Subtenant's contractors, as their interests may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon the Improvements and all materials stored at the Premises and all materials, equipment, supplies and temporary structures of all kinds incident to the Premises and upon the builder's machinery, tools and equipment, all on a completed value basis for the full insurable value at all times, which builder's risk insurance shall contain an express waiver of any right of subrogation by the insurer against Sublandlord and Landlord; (ii) statutory workmen's compensation as required by the State of New York; and (iii) comprehensive general liability insurance with limits as required by paragraph 12 above. The policies of insurance shall contain an endorsement whereby cancellation shall not occur until the insurance company has given to Sublandlord and Landlord at least thirty (30) days prior written notice by United States Certified Mail, return receipt requested.

            25. COMPLIANCE WITH LAWS. Subtenant shall comply at its expense with the provisions of Article 6 of the Master Lease which are applicable to Sublandlord, as tenant under the Master Lease, which provisions are hereby incorporated by reference herein. Subtenant shall apply for and obtain at its expense all governmental authorizations required in connection with the construction of any Improvements or in connection with any other work in the Premises, other than pursuant to paragraph 26.

            26. SUBLANDLORD'S WORK. Intentionally Omitted.

            27. CONSENT OF LANDLORD; MODIFICATION OF MASTER LEASE. This Sublease is subject to the written consent of Landlord, and notwithstanding the execution of this Sublease by the parties hereto, the term of this Sublease shall not commence until Landlord consents in writing thereto in accordance with the terms of the Master Lease. Sublandlord shall not amend, modify or otherwise change or voluntarily surrender the Master Lease, without in each instance obtaining Subtenant's prior written consent.

            28. ENTIRE AGREEMENT. This Sublease contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior negotiations, conversations, correspondence and agreements. There are no representations or warranties that are not set forth herein. No waiver, modification or termination of this Sublease or any portion thereof shall be valid or effective unless in writing signed by the parties hereto.

            29. SUCCESSORS AND ASSIGNS. The terms, conditions and covenants of this Sublease shall be binding on and inure to the benefit of Sublandlord and Subtenant and their respective successors, and except as otherwise provided in this Sublease, their assigns.

            30. NO OFFER TO SUBLEASE. The delivery of drafts of this Sublease to Subtenant or its counsel shall not be deemed to be an offer to Subtenant to sublease the Premises, it being expressly understood that this Sublease shall not be binding upon Sublandlord unless and until it is duly executed by both Subtenant and Sublandlord and consented to in writing by Landlord.

            31. GOVERNING LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of New York, as if it were a contract negotiated, entered into and wholly performed within the State of New York.

            32. HEADINGS/CONSTRUCTION The paragraph headings and captions in this Sublease are for reference only and are not be given any effect whatsoever in construing the provisions of this Sublease. Subtenant understands, acknowledges and agrees that (a) this Sublease has been freely negotiated by both parties hereto with the assistance of competent counsel, and (b) in any controversy, dispute, contest, proceeding or action over the meaning, interpretation, validity or enforceability of this Sublease, or any term, provision, agreement or condition herein, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of such party having drafted, or caused to be drafted, this Sublease or any portion hereof, and, to the fullest extent possible, this Sublease and all of its provisions shall be construed without regard to any presumption or other rule requiring construction against the party drafting, or causing to be drafted, this Sublease.

            33. SUBTENANT'S AUTHORITY. If Subtenant is a corporation, limited liability company, partnership or other business entity, each person executing this Sublease on behalf of Subtenant (or other entity executing this Sublease on behalf of Subtenant) represents and warrants that Subtenant is duly organized, incorporated or formed in accordance with of the laws of, or duly qualified and authorized to do business if a foreign corporation, limited liability company, partnership or other business entity in, the State of New York (a copy of such authority to be provided to Sublandlord upon request). In addition, each person executing this Sublease is an officer, manager, member, general partner or the substantial equivalent thereof of Subtenant (or other entity executing this Sublease on behalf of Subtenant) and that he or she is duly authorized to execute, acknowledge and deliver this Sublease to Sublandlord (a copy of a resolution and/or incumbency certificate or other evidence of such authority reasonably satisfactory to Sublandlord to be provided to Sublandlord upon request).

            34. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties as if all parties had signed one document on the same signature page, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended or attached to, any other counterpart by Sublandlord.

            35. SECURITY. (a) Subtenant shall, upon its execution and return of this Sublease to Sublandlord, deposit with Sublandlord as security for the full and faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, the sum of $201,250.00 in cash ("Security").

                  (b) Sublandlord may, at its sole option, retain, use or apply the whole or any part of the Security to the extent required for payment of any of the following items not paid by Subtenant prior to the due date therefor, including the expiration of any notice and cure period applicable thereto, if any:

                  (1) Base Rent;

                  (2) Additional Rent;

                  (3) other sums as to which Subtenant is obligated to pay under this Sublease;

                  (4) sums which Sublandlord may expend or may be required to expend by reason of Subtenant's default under this Sublease;

                  (5) loss or damage that Sublandlord may suffer by reason of
            Subtenant's default, including, without limitation, any damages incurred by Sublandlord; and

                  (6) all costs incurred by Sublandlord in connection with the cleaning or repair of the Premises.

                  (c) In no event shall Sublandlord be obligated to apply the Security, or any portion thereof. Sublandlord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after any default or termination of this Sublease shall not be affected by Sublandlord's holding of the Security.

                  (d) The Security shall not be nor be deemed (1) a limitation on Sublandlord's damages or other rights and remedies available under this Sublease, or at law or in equity; (2) a payment of liquidated damages, or (3) an advance payment of Base Rent or Additional Rent.

                  (e) If Sublandlord uses, applies or retains all or any portion of the Security, Subtenant shall restore and replenish the Security to its original amount within five (5) days after written demand from Sublandlord. In addition, Sublandlord shall have the right to require Subtenant to deposit an additional sum with Sublandlord at any time the Base Rent shall increase under this Sublease such that at all times Sublandlord shall have a Security equal to six months of the then payable monthly Base Rent.

                  (f) Sublandlord shall not be required to keep the Security separate or segregated from its own funds, and may commingle the Security with its own funds, except as required by law. Sublandlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security.

                  (g) Sublandlord shall maintain the Security in an interest bearing account. Interest that accrues on the Security shall accumulate and be deemed additional Security, except that Sublandlord shall be entitled to deduct an annual one percent (1%) administrative fee in connection with the maintenance of the account in which the Security is held, and Subtenant shall pay all taxes on said interest, except for said one percent (1%) paid to Sublandlord.

                  (h) If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, and any modifications hereof, any part of the Security not used, applied or retained by Sublandlord pursuant to this Sublease shall be returned to Subtenant within sixty (60) days after Subtenant has discharged all of its then known obligations under this Sublease, and any modifications hereof, but in no event earlier than the Expiration Date. In no event shall the release of the Security, or any portion thereof, by Sublandlord be deemed to release Subtenant from any liability under this Sublease, or affect Subtenant's indemnification obligations under this Sublease, which arise, accrue or first become known to Sublandlord after the release of any remaining Security.

                  (i) Subtenant shall not, and shall not attempt to, assign, pledge or otherwise encumber the Security, and Sublandlord and its successors and assigns shall not be bound by any, or any attempted, assignment, pledge or other encumbrance.

                  (j) In the event of a sale, assignment or transfer of Sublandlord's interest in the Master Lease, Sublandlord shall have the right to transfer the Security to the purchaser, assignee or transferee, as the case may be, and Sublandlord shall thereupon automatically be released by Subtenant from all liability for the return of the Security (unless it is thereafter transferred back to Sublandlord), and Subtenant agrees to look solely to the purchaser, assignee or transferee for the return of the Security.

                  (k) The acceptance by Sublandlord of the Security submitted by Subtenant shall not render this Sublease effective unless and until Sublandlord shall have executed and returned to Subtenant a fully executed copy of this Sublease.

                  (l) For purposes of this Sublease, the phrase "Letter of Credit" shall mean a clean, unconditional and irrevocable letter of credit which
(i) is issued by a bank or other institution reasonably satisfactory to Sublandlord having a retail office in New York County, New York at which office the Letter of Credit may be presented for payment, (ii) is for an amount equal to the Security, (iii) expires not less than five (5) years from the date of issuance thereof, (iv) is payable to Sublandlord upon presentation only of a sight draft and written certification to the issuer of such Letter of Credit stating that Sublandlord is entitled to draw down such letter of credit in accordance with the terms of this Sublease, (v) provides that prior to the expiration or termination thereof, the issuer thereof will provide notice to Sublandlord of the non-renewal or termination thereof at least sixty (60) days prior to the expiration or termination thereof, (vi) is freely transferrable by Sublandlord without cost to Sublandlord, and (vii) is otherwise in form and substance reasonably satisfactory to Sublandlord.

                  (m) In lieu of the Security, Subtenant shall have the right to deposit and maintain with Sublandlord during the entire term of this Sublease a Letter of Credit in the amount of the Security. If (i) any default beyond applicable notice and cure periods occurs under this Sublease, or (ii) Sublandlord transfers its right, title and interest under the Master Lease to a third party and the issuer of the Letter of Credit does not consent to the transfer of such Letter of Credit to such third party or if Subtenant at its expense, upon request of Sublandlord, fails or refuses to replace the Letter of Credit delivered to Sublandlord with a Letter of Credit issued to such third party, or
(iii) Sublandlord receives notice or becomes aware that the issuer of the Letter of Credit does not intend to renew it prior to the expiration thereof, and Subtenant shall fail to provide a replacement Letter of Credit no later than thirty (30) days prior to the expiration of the Letter of Credit then in Sublandlord's possession, then, in any of such events, Sublandlord may, at its option, draw down the Letter of Credit then in its possession in full prior to the expiration thereof and the proceeds thereof shall then be held and maintained by Sublandlord as the Security. Subtenant shall pay all costs and expenses related to or in any way arising out of the performance by Subtenant of its obligations under this paragraph, including, without limitation, the issuance, delivery, replacement, draw upon, transfer, maintenance or other matters relating to the Letter of Credit, it being understood that Sublandlord shall incur no cost or expense in connection therewith.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease on or as of the day and year first above

                                        TMP WORLDWIDE, INC., Sublandlord

                                        By: /s/ Donald Glancy
                                           -------------------------------------


                                        MEDIA METRIX, INC., Subtenant

                                        By: /s/ Thomas A. Lynch
                                           -------------------------------------

Exhibits:

A - Copy of Master Lease

                                    EXHIBIT A

                        Copy of the Master Lease Attached

                                                                          3/1/90

                          STANDARD FORM OF OFFICE LEASE
                     The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 8th day of April 1998, between

352 P.A.S. Associates, having an office c/o M.D. Carlisle Construction Corp., 58-47 Francis Lewis Boulevard, Bayside, New York 11364

party of the first part, hereinafter referred to as OWNER, and TMP Worldwide, Inc., a Del, Corporation, having an office at party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire twelfth (12th) floor as more fully described on Exhibit A annexed hereto and made a part hereof (the "demised premises" or "premises")

in the building known as 352 Park Avenue South in the Borough of Manhattan, City of New York, for the term of ten (10) years and four (4) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date, as set forth in paragraph 37 herein, at an annual rental rate as set forth in Schedule A annexed hereto and made a part hereof (the "Fixed Rent"), plus additional charges (hereinafter referred to as "Additional Charges") consisting of all other sums of money as shall become due and payable by Tenant to Owner hereunder, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall
pay the first          monthly installment(s) on the execution hereof (unless
this lease be a renewal).

      In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent Occupancy:

1. Tenant shall pay the rent as above and as hereinafter provided.

2. Tenant shall use and occupy demised premises for general office use and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent which consent shall not be unreasonably withheld or delayed. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant and Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner which approval shall not be unreasonably withheld or delayed. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days Tenant receives notice thereof, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation, reasonable wear and tear excepted, and repair any damage to the demised premises of the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor approved by Owner, such approval not to be unreasonably withheld or delayed. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's reasonable expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason on inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or assessing jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's specific use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's specific use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alternations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property-- Loss, Damage, Reimbursement, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or wilful misconduct of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of the Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of
Section 227 of the Real Property Law and agrees that the provisions of this lease shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

Assignment, Mortgage, Etc.:

11. See Rider Attached Hereto.

Electric Current: [GRAPHIC OMITTED]

12. See Rider Attached Hereto.

Access to Premises:

13. Owner or owner's agents shall have the right (but shall not be obligated) to enter the demised premises in an emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. 1. *See "Supplementary Footnotes" immediately following form lease. Owner may, during the progress of any work on the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the

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[GRAPHIC OMITTED] Rider to be added if necessary.

same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may after notice to Tenant (except in the case of an emergency), enter the same whenever such entry may be necessary or permissable by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, except to the extent of Owner's gross negligence or wilful misconduct nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record 2.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

            (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss.[ILLEGIBLE] of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

            (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; then Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, disposses and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease beyond the expiration of applicable notice and cure periods, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building (provided same does not materially adversely affect the demised premises or access thereto) and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent and additional rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. 3 Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners

29. Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water 4 for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the reasonable cost of removal of any of Tenant's refuse and rubbish from the building 5 Owner will furnish the same at Tenant's expense. [GRAPHIC OMITTED] RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

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[GRAPHIC OMITTED] Rider to be added if necessary.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: [GRAPHIC OMITTED]

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default. Owner, at any time, and from time to time, upon at least 10 days' prior notice by Tenant, shall execute, acknowledge and deliver to Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Tenant under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

---------------------------------------------------
[GRAPHIC OMITTED] Space to be filled in or deleted.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                        352 P.A.S. Associates

Witness for Owner:                      /s/ Jules Demchick
                                        ........................................
                                        Jules Demchick, Partner
/s/ [ILLEGIBLE]
 .....................................   ........................................
                                        TMP WORLDWIDE, INC.

Witness for Tenant:                     By: /s/ Kevin Johnson
                                           .....................................

 .....................................   ........................................

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personaly came                                       to me known, who being by
me duly sworn, did depose and say that he resides in
                                                          ; that he is the
                                of                                      the
corporation described in and which executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                               .................................................

INDIVIDUAL OWNER
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personaly came                                     , to me known and known to
me to be the individual                                described in and who, as
OWNER, executed the foregoing instrument and acknowledged to me that he executed the same.

                               .................................................

CORPORATE TENANT
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personaly came                                     , to me known, who being by
me duly sworn, did depose and say that he resides in
                                                          ; that he is the
                                of                                      the
corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                               .................................................

INDIVIDUAL TENANT
STATE OF NEW YORK,      ss.:
County of

      On this        day of                          , 19        , before me
personally came                                     , to me known and known to
me to be the individual                                described in and who, as
TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

                               .................................................

                                    GUARANTY

      FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:.......................................................... 19 ............

 ................................................................................
Guarantor

 ................................................................................
Witness

 ................................................................................
Guarantor's Residence

 ................................................................................
Business Address

 ................................................................................
Firm Name

STATE OF NEW YORK      }    ss.

COUNTY OF              }

      On this _______________________ day of __________________________, 19
____, before me personally came _______________________________________________
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                   .............................................................
                                             Notary

           [GRAPHIC OMITTED] IMPORTANT - PLEASE READ [GRAPHIC OMITTED]

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

      2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

      3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

      4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

      8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

      9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

      10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

      11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinued such advertising.

      12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays.

      14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

Address

Premises

================================================================================


                                       TO


================================================================================
                                STANDARD FORM OF

                              [SEAL] OFFICE [SEAL]
                                      LEASE

                     The Real Estate Board of New York, Inc.

                    (C) Copyright 1994. All rights Reserved.
                           Reproduction in whole or in
                                part prohibited.
================================================================================

Dated             19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by .......................................................................

Checked by......................................................................

Entered by......................................................................

Approved by.....................................................................

================================================================================

                            "SUPPLEMENTAL FOOTNOTES"

      These Supplemental Footnotes are annexed to and made a part of the preceding "Form" lease.

FOOTNOTES:

      1. Upon completion of Owner's work in the demised premises, provided such work was not work required under this lease to be done by Tenant, or was caused by the negligence or misconduct of Tenant, its employees, agents, contractors, invitees or permittees (hereinafter "Tenant Parties"), Owner shall, at Owner's sole cost and expense, restore that portion of the demised permises disturbed by Owner's work to substantially the same condition as the demised premises was in prior to Owner's work.

      2. ,provided such violations do not prohibit the permitted use set forth in Paragraph 2 hereof.

      3. ,provided that Owner shall also mail a copy of any notice of default by registered or certified mail to Tenant, should Owner have delivered the original by leaving the same at the demised premises, provided

      4.    for pantry and

      5. ,such cleaning costs shall be comparable to the cleaning costs for similar type buildings in the neighborhood where the building is located;

                   RIDER TO OFFICE LEASE DATED MARCH __, 1998
                                     BETWEEN
                         352 P.A.S. ASSOCIATES, AS OWNER
                                       AND
                          TMP WORLDWIDE, INC, AS TENANT

                                TABLE OF CONTENTS

37.  TERM ..............................................................   -1-
38.  USE OF PREMISES ...................................................   -1-
39.  TAXES .............................................................   -2-
40.  PORTER'S WAGE ESCALATION ..........................................   -4-
41.  COMPLIANCE WITH LAWS ..............................................   -6-
42.  SUBORDINATION, ATTORNMENT AND NOTICE TO OWNER .....................   -6-
43.  ASSIGNMENT AND SUBLETTING .........................................   -8-
44.  INSURANCE .........................................................  -16-
45.  TENANT'S WORK AND ALTERATIONS .....................................  -17-
46.  ELECTRIC ENERGY ...................................................  -20-
47.  OWNER'S SERVICES ..................................................  -21-
48.  INDEMNIFICATION ...................................................  -22-
49.  LATE CHARGE .......................................................  -22-
50.  BROKER ............................................................  -23-
51.  INTENTIONALLY OMMITED .............................................  -23-
52.  MISCELLANEOUS PROVISIONS ..........................................  -23-
53.  OWNER'S INITIAL WORK ..............................................  -25-
54.  INTENTIONALLY DELETED .............................................  -30-
55.  MAINTENANCE AND REPAIRS ...........................................  -30-
56.  DAMAGE AND DESTRUCTION ............................................  -30-
57.  INTENTIONALLY OMITTED .............................................  -31-
58.  ACCESS TO THE PREMISES ............................................  -31-
59.  BUILDING ALTERATIONS ..............................................  -31-
60.  HAZARDOUS MATERIALS ...............................................  -31-
61.  CLEANING AND RUBBISH REMOVAL ......................................  -31-
62.  NOTICES . .........................................................  -32-
Schedule A - Fixed Rent

Exhibit A - Floor Plan
Exhibit B - Owner's Base Work

                             RIDER TO LEASE BETWEEN
                        352 P.A.S. ASSOCIATES, AS OWNER,
                       AND TMP WORLDWIDE, INC., AS TENANT

            37. TERM. (a) The term of this lease shall commence on the Commencement Date (as defined hereinafter), and shall end at 11:59 p.m. on the date which is the last day of the month which shall be four (4) months after the month in which the tenth (10th) anniversary of the day preceding the Commencement Date occurs (the "Expiration Date") or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the terms, conditions or covenants of this lease or pursuant to law. The "Commencement Date" shall be the earlier of: (i) the date on which the work and improvements described on Exhibit B attached hereto and Article 53(c) herein (herein called "Owner's Initial Work") shall be substantially completed; and
(ii) the date upon which Tenant takes possession of and occupies the demised premises for the commencement of any of Tenant's work, except Tenant's employees and/or contractors may, subject to Article 53 (c) (vi), enter upon the demised premises for the purposes of casual inspections and such actions shall not be deemed to be possession and occupancy by Tenant.

                  (b) If the Commencement Date or Expiration Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such partial calendar month shall be prorated.

                  (c) After the determination of the Commencement Date, Owner and Tenant, upon demand of either party, shall enter into a written agreement setting forth the Commencement Date and the Expiration Date of this lease.

                  (d) Notwithstanding the provisions of the introductory paragraph of the printed form of this lease, provided this Lease shall not have been terminated by reason of Tenant's default, Fixed Rent shall be abated for the period between the Commencement Date and the date which is one hundred sixty
(160) days after the Commencement Date.

            38. USE OF PREMISES. Supplementing the provisions of Article 2 of this lease:

                  (a) Tenant shall not at any time use or occupy the demised premises or the Building, or suffer or permit anyone to use or occupy the demised premises, or do anything in the demised premises or the Building, or suffer or permit anything to be done in, brought into or kept on the demised premises, which in any manner in the reasonable discretion of Owner (i) violates the certificate of occupancy for the demised premises, if any, or for the Building; (ii) causes or is liable to cause injury to the demised premises or the Building or any equipment, facilities or systems therein; (iii) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies; (iv) impairs or tends to impair the character, reputation or appearance of the Building as now exists; (v) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (vi) materially annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building; (vii) constitutes a nuisance, public or private; (viii) makes unobtainable from reputable insurance companies authorized to do business in New York State any fire insurance with extended coverage, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Owner under the terms of any mortgages covering the demised premises or causes any increase in premiums on policies carried by Landlord; or (ix) discharges objectionable fumes, vapors or odors into the Building's flues or vents or otherwise in such manner as may offend other tenants or occupants of the Building.

                  (b) Tenant shall not use, or suffer or permit anyone to use, the demised premises or any part thereof, for (i) the business of photographic reproductions and/or offset printing (except that Tenant may use part of the demised premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (ii) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (iii) an employment agency or travel agency, (iv) a banking, trust company, or safe deposit business, (v) a savings bank, a savings and loan association, or a loan company,
(vi) the sale of travelers' checks and/or foreign exchange, (vii) a stock brokerage office or for stock brokerage purposes, (viii) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (except for a cafeteria or lunch area for the use of Tenant's employees and invited guests), (ix) a school or classroom,
(x) medical or psychiatric offices, (xi) conduct of an auction, (xii) gambling activities or (l) the conduct of obscene, pornographic or similar disreputable activities, (xii) any charitable, religious, union or other not-for-profit organization, or (xiv) any tax exempt entity within the meaning of Section 168(h) (2) (A) of the Internal Revenue Code of 1986, or any successor or substitute statute, or rule or regulation applicable thereto, as same may be amended.

                  (c) If any governmental license or permit (other than a certificate of occupancy for the entire Building and/or the demised premises or equipment use permits for the HVAC Equipment (as hereinafter defined), shall be required for the proper and lawful conduct of Tenant's business in the demised premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Owner for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit.

            39. TAXES. (a) The terms defined below shall for the purposes of this lease have the meanings herein specified:

                  (i) "Taxes" shall mean all real estate taxes, sewer rents, water frontage charges, and assessments, special or otherwise, levied, assessed or imposed by the City of New York or any other taxing authority upon or with respect to the Building and the land thereunder (the "Land") and all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes (except that general income and gross receipts taxes shall be included if covered by the provisions of the following sentence). Taxes shall also include any taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of the present method of real estate taxation, provided such additional or substitute taxes, charges and assessments are computed as if the Building were the sole property of the Owner subject to said additional or substitute tax, charge or assessment. With respect to any Tax Year, all expenses, including customary legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes, shall be considered as part of the Taxes for such Tax Year. Tenant hereby waives any right to institute or join in tax certiorari proceedings or other similar proceedings contesting the amount or validity of any Taxes.

                  (ii) "Base Tax Year" shall mean the twelve (12) calendar month period commencing July 1, 1998 and ending June 30, 1999.

                  (iii) "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

                  (iv) "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  (v) "Tax Statement" shall mean an instrument or instruments setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article.

                  (vi) "Tenant's Percentage" shall mean 6.25%.

                  (b) If taxes payable for any Tax Year or any part thereof shall exceed the Base Taxes, Tenant shall pay to Owner as Additional Charges an amount (herein called the "Tax Payment") equal to Tenant's Percentage of the amount by which the Taxes for such Tax Year are greater than the Base Taxes, which amount shall be payable as hereinafter provided.

                  (c) The Tax Payment shall be payable by Tenant, in its entirety with respect to each installment then due to the appropriate taxing authority, as an Additional Charge, within thirty (30) days after Tenant shall have received a Tax Statement from Owner (which Tax Statement shall be accompanied by a copy of the relevant tax bill from the applicable taxing authority) but in no event sooner than thirty (30) days prior to the date that such installment of Taxes is due to the applicable taxing authority. Owner's failure to render a Tax Statement with respect to any Tax Year shall not prejudice Owner's right thereafter to render a Tax Statement with respect to any such Tax year nor shall the rendering of a Tax Statement prejudice Owner's right thereafter to render a corrected Tax Statement for that Tax Year.

                  (d) If the amount of Taxes payable during the Base Tax Year is reduced by final determination of legal proceedings, settlement or otherwise, the reduced amount of such Taxes shall determine the amount of the Tax Payment pursuant to this Article. The Tax Payments theretofore paid or payable under this Article shall be recomputed on the basis of such reduction, and the Tenant shall pay to Owner as Additional Charges within twenty (20) days after being billed therefor, any deficiency between the amount of the Tax Payments theretofore computed and the amount thereof due as a result of such recomputation.

                  (e) In the event Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Tax Payment in respect of such Tax Year, Owner may set forth in the first Tax Statement thereafter submitted to Tenant the amount of such refund; and, provided that Tenant is not then in default, beyond any applicable notice or cure periods, if any, under this lease, Tenant shall receive a credit against the installment or installments of rent next falling due equal to Tenant's Percentage of such refund after deducting from such total refund the costs and expenses, including, without limitation, appraisal, accounting and legal fees of obtaining same, to the extent such costs and expenses were not included in the Taxes for such Tax
Year), but in no event shall the credit exceed the amount of the Additional Charges paid by Tenant with respect to Taxes for said Tax Year. If, in accordance with the immediately preceding sentence, Tenant shall be entitled to a refund on account of a Tax Year occurring in the year in which this lease shall expire or terminate other than by reason of a default by Tenant, then Owner shall pay such refund to Tenant (i.e., an amount equal to Tenant's Percentage of such refund after deducting from such total refund the costs and expenses, including, without limitation, appraisal, accounting and legal fees of obtaining same, to the extent such costs and expenses were not included in the Taxes for such Tax Year) within sixty (60) days following final notification from the applicable taxing authority that the taxes for such Tax Year have been reduced, it being understood and agreed that Owner's obligation to pay such a refund to Tenant shall solely survive the expiration or termination of this lease for one (1) year.

                  (f) The expiration or termination of this lease during any Tax Year for any part or all of which there is a Tax Payment due under this Article shall not affect the rights or obligations of the parties hereto respecting such Tax Payment and any Tax Statement relating to such Tax Payment may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination for a period of one year. Any payments due under such Tax Statement shall be payable within thirty (30) days after such statement is sent to Tenant.

            40. PORTER'S WAGE ESCALATION. (a) The terms defined below shall for the purposes of this Article have the meanings herein specified:

                  (i) "R.A.B." shall mean the Realty Advisory Board On Labor Relations, Incorporated, or its successor.

                  (ii) "Local 32B-32J" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

                  (iii) "Class A Office Buildings" shall mean office buildings in the same class or category as the building under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

                  (iv) "Labor Rates" shall mean a sum equal to the regular hourly wage rate (exclusive of any fringe benefits) required to be paid to Others (hereinafter defined) employed in Class A Office Buildings pursuant to an agreement between R.A.B. and Local 32B-32J; provided, however, that if, as of January 1st of any Operation Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage rate", as used in this subsection shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed; and provided, further, that if no such agreement is in effect as of January 1st of any Operation Year with respect to Others, then the term "regular hourly wage rate", as used in this subsection shall mean the regular hourly wage rate actually paid to Others employed in the Building by Owner or by an independent contractor engaged by Owner; and

provided, further, the term "regular hourly wage rate" shall in all events include all payments and benefits of any kind, including, but not limited to, those payable directly to taxing authorities or others on account of the employment and all welfare and pension benefits (excluding fringe employee benefits) and payments of any kind paid or given pursuant to such agreement.

                  (v) "Others" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to "others" in the current agreement between R.A.B. and Local 32B-32J.

                  (vi) "Base Labor Year" shall mean the calendar year commencing January 1, 1998.

                  (vii) "Base Labor Rates" shall mean the Labor Rates in effect for the Base Labor Year.

                  (viii) "Owner's Statement" shall mean an instrument or instruments setting forth the amount of any additional rent payable by Tenant for a specified Operation Year.

                  (ix) "Operation Year" shall mean each calendar year in which occurs any part of the term of this lease.

                  (b) If the Labor Rates in effect for any Operation Year (any part or all of which falls within the term) shall be greater than the Base Labor Rates, then for such Operation Year and continuing thereafter until a change in the Labor Rates reflected in a new Owner's Statement is rendered to Tenant with respect to Operating Payments (hereafter defined), Tenant shall pay to Owner a sum equal to Eleven Thousand Five Hundred (11,500) (the "Wage Factor") multiplied by the number of cents (inclusive of any fractions of a cent) of such increase ("Operating Payment").

                  (c) Owner may furnish to Tenant, prior to the commencement of each Operation Year, a written statement setting forth Owner's reasonable estimate of the Operating Payment for the next Operation Year. Tenant shall pay to Owner on the first day of each month during such Operation Year, an amount equal to one-twelfth of Owner's estimate of the Operating Payment for such Operation Year. If, however, Owner shall not furnish any such estimate for an Operation Year or, if Owner shall furnish any such estimate for an Operation Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to the monthly sum payable by Tenant to Owner under this Article in respect of the last month of the preceding Operation Year; (ii) after such estimate is furnished to Tenant, Owner shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operation Year were greater or less than the installments of the Operating Payment to be made for such Operation Year, in accordance with such estimate, and (y) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after written demand therefor, or (z) if there shall have been an over-payment, Owner shall refund to Tenant the amount thereof; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operation Year, Tenant shall pay to Owner an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate.

                  (d) Owner shall furnish to Tenant an Owner's Statement for each Operation Year. (i) If Owner did not furnish to Tenant a statement of estimated Operating Payment under the preceding subparagraph (c), then Tenant shall pay to Owner, within thirty (30) days of the furnishing of Owner's Statement, the Operating Payment for the Operation Year. (ii) If Owner has furnished to Tenant a statement of the estimated Operating Payment under the preceding subparagraph (c), then if the Owner's Statement shall show that the sums paid by Tenant under subparagraph (c) exceeded the Operating Payment to be paid by Tenant for such Operation Year, Owner shall refund to Tenant the amount of such excess; and if the Owner's Statement for such Operation Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operation Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor.

            41. COMPLIANCE WITH LAWS. If any capital improvement is made to the Building or the Land during any calendar year during the term of this lease in compliance with requirements of any Federal, state or local law or governmental regulation, whether or not such law or regulation is valid or mandatory, then Tenant shall pay to Owner annually, immediately upon demand therefor, Tenant's Percentage of an amount equal to the annual depreciation or amortization deduction (as the case may be) of any such capital improvement as determined pursuant to the Internal Revenue Code. For the first five (5) years occurring after the Commencement Date, Tenant's contribution for capital improvements shall not exceed an amount equal to Five Thousand Seven Hundred Fifty ($5,750.00) Dollars per year, and during the following five (5) year period, such contribution shall not exceed an amount equal to Eleven Thousand Five Hundred ($11,500.00) Dollars per year. Notwithstanding the foregoing, Tenant shall not be required to contribute to the cost of compliance with any law or regulation adopted prior to the date hereof which obligated the Owner to make, or start to make, such capital improvement on or prior to the date hereof, and with which Owner as of the date hereof has not complied or with which Owner has previously complied with prior to the date of this Lease.

            42. SUBORDINATION, ATTORNMENT AND NOTICE TO OWNER. Supplementing the provisions of Article 7 of this lease:

                  (a) This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the demised premises are a part, now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the demised premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Owner, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may request to confirm such subordination and ATTORNMENT. The foregoing provisions shall inure to the benefit of Owner or the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest and shall (i) in the event of any such request, be self-operative without the necessity of the execution of any further instruments and (ii) not be construed to limit or preclude any other rights which Owner or any such lessor under any such lease or any such holder of any such mortgage or any of their respective successors in interest may then have under law or otherwise.

                  (b) Any lease to which this lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called "Superior Lessor"; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee." A "Non-Disturbance and ATTORNMENT Agreement" shall mean an agreement providing in substance (a) in the case of such lessor, that the rights of Tenant hereunder and the possession of Tenant shall not be affected or disturbed and this lease shall not terminate as a result of the expiration or termination of any such leasehold estate and (b) in the case of such mortgagor, that Tenant shall not be named as a party defendant in any suit to foreclose such mortgage (unless required by law) and that any foreclosure of any such mortgage, and any sale pursuant to any such foreclosure, shall be subject to this lease and the rights of Tenant hereunder and the possession of Tenant shall not be disturbed and this lease shall not terminate as a result thereof.

                  (c) If any Superior Lessor or Superior Mortgagee, or any designee of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Owner under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Owner's rights (herein called "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such ATTORNMENT. Upon such ATTORNMENT, this lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth herein for the remainder of the term of this lease.

                  (d) In the event of an act or omission or alleged act or omission by Owner which would give Tenant the right to terminate this lease or to abate the payment of rent to claim a partial or total eviction, Tenant shall not exercise any such right unless (i) Tenant shall first have given written notice as required herein of such act or omission to Owner and to each Superior Mortgagee and each Superior Lessor (whose name and address shall previously have been furnished to Tenant) and (ii) none of Owner, Superior Mortgagee or Superior Lessor shall have commenced and diligently prosecuted to cure such act or omission within a reasonable period of time following the giving of such notice (which reasonable period shall in no event be less than the period to which Owner would be entitled under this lease or otherwise, after similar notice, to effect such remedy).

                  (e) Owner shall, with respect to any Superior Mortgage or Superior Lease, use its best efforts to cause to be delivered to Tenant a Non-Disturbance and ATTORNMENT Agreement, provided, however, in no event shall Owner have an obligation to deliver (or cause to be delivered) a Non-Disturbance and ATTORNMENT Agreement to Tenant. The term "best efforts" as used in the immediately preceding sentence shall not require Owner to expend any sum of money or to commence any action or proceeding to cause the procurement of any Non-Disturbance and ATTORNMENT Agreement except that nothing shall prohibit the Tenant from paying any such expenses on behalf of the Owner, provided that Tenant shall not pay any sums without Landlord's consent, which consent shall not be unreasonably withheld or delayed and further provided that Tenant shall indemnify and hold Landlord harmless from any and all claims, including reasonable attorneys' fees, as a result of Tenant's proceeding with such request. Once Owner shall have requested that a Non-Disturbance and ATTORNMENT Agreement be delivered to Tenant, then Owner shall have no further obligation to request a Non-Disturbance and ATTORNMENT Agreement pursuant to this Article 42, all of Owner's obligations being deemed satisfied, and this Article 42 shall be self-operative and this lease and all rights of Tenant hereunder shall remain subject and subordinate to the applicable mortgage and lease, and no further instrument of subordination shall be required.

                  (f) If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, an institutional lender shall request reasonable modifications of this lease as a condition of such financing, Tenant will not withhold its consent thereto; provided that such modifications do not materially increase the obligations of Tenant under this lease, materially and adversely affect any rights of Tenant under this lease or materially reduce Owner's obligations under this lease. If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, an institutional lender shall request financial statements from Tenant or any guarantor of Tenant's obligations hereunder, Tenant shall deliver or cause such guarantor to deliver, as the case may be, to such institutional lender such financial statements which such institutional lender shall reasonably request.

            43. ASSIGNMENT AND SUBLETTING. (a) Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this lease or the term and estate hereby granted, or offer or advertise to do so, (ii) sublet the demised premises or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (iii) mortgage, pledge, encumber or otherwise hypothecate this lease or the demised premises or any part thereof in any manner whatsoever or (iv) permit the demised premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant, without in each instance obtaining the prior written consent of Owner which consent shall not be unreasonably withheld or delayed, as more fully described in Subparagraph
(k) hereof.

                  (b) Tenant expressly covenants and agrees that a transfer of more than fifty percent (50%) (at any one time or, in the aggregate from time to time) of the shares of any class of the issued and outstanding stock of Tenant, its successors or assigns or the issuance of additional shares of any class of its stock to the extent of more than 50% of the number of shares of said class of stock issued and outstanding at the time that it became the tenant hereunder or the sale or transfer of more than 50% of the partnership, joint venture or other unincorporated association interests of Tenant, its successors or assigns shall constitute an assignment of this lease and, unless in each instance the prior written consent of Owner has been obtained, shall constitute a default under this lease and shall entitle Owner to exercise all rights and remedies provided for herein in the case of default. The provisions of this Paragraph 43(b) shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to transactions with a corporation, partnership or other entity to which substantially all of Tenant's assets are transferred or to any entity ("Affiliate") which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant is a reputable entity of good character and has a net worth computed in accordance with generally accepted accounting principles at least "substantially equal to" the greater of (l) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the Tenant herein named on the date of this lease, (ii) proof satisfactory to Owner of such net worth shall have been delivered to Owner at least ten (10) days prior to the effective date of any such transaction, (iii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner, duly executed by Tenant, shall have been delivered to Owner at least ten (10) days prior to the effective date of any such transaction and (iv) an instrument in form and substance satisfactory to Owner, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this lease on Tenant's part to be performed and observed shall have been delivered to Owner at least five (5) business days prior to the effective date of any such transaction. For purposes of this Subparagraph (b), the term "control", "controlled by" and "under common control with" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least 50% of all the general or other partnership (or similar) interests therein. And for the purposes of this Subparagraph (b), the term "substantially equal to" shall be deemed to mean an amount equal to at least ninety-five (95%) percent. Notwithstanding anything contained in this Paragraph 43(b) to the contrary, if
(i) the stock of Tenant named herein or any successor to Tenant named herein and permitted hereunder is traded on the New York, American or pacific Stock Exchanges or is traded over-the-counter and its price is listed at least weekly in the Wall Street Journal, or (ii) Tenant makes a public offering of its stock in accordance with the applicable state, federal and Securities and Exchange Commission rules and the provisions of clause (i) continue to apply thereafter, then the provisions of this Subparagraph (b) shall not be applicable to Tenant named herein or its successor, as the case may be.

                  (c) If this lease be assigned, whether or not in violation of the provisions of this lease, Owner may collect rent from the assignee. If the demised premises are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Owner may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Owner may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Subparagraph (a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this lease. The consent by Owner to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Owner to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

                  (d) Any assignment or transfer, whether made with or without Owner's consent, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement in form and substance reasonably satisfactory to Owner whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Subparagraph (a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

                  (e) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Owner extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Owner to enforce any of the obligations of this lease.

                  (i) The listing of any name other than that of Tenant, whether on the doors of the demised premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this lease or to any sublease of the demised premises or to the use or occupancy thereof by others.

                  (g) (i) Notwithstanding anything to the contrary contained in this Article, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or any portion of the demised premises, Tenant shall give notice thereof to Owner, which notice shall be accompanied by (a) a statement setting forth in reasonable detail all of the Material Terms (as hereinafter defined) of the proposed assignment or sublease,
(b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent certified financial statements. Such notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the demised premises) or (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the demised premises) or (iii) terminate this lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the demised premises for the balance or substantially the balance of the term of this lease). Said option may be exercised by Owner by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Owner; and during such 30-day period Tenant shall not assign this lease or sublet the demised premises to any person or entity.

                        (ii) For purposes of this Article 43, the term "Material Terms" shall, with respect to a proposed assignment or subletting pursuant to this Article 43, be deemed to include the following items: term of the proposed subletting, all applicable monetary terms (including, without limitation, any fixed or base rent, operating expense or porter wage escalations, rent abatements, free rent periods, security deposits and any other payments which may be made in consideration for the assignment of this lease), renewal rights, expansion rights, rights of first refusal or first offer, rights of termination and any payments associated therewith, and construction allowances or contributions.

                  (h) If Owner exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the demised premises, then this lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date.

                  (i) If Owner exercises its option to terminate this lease with respect to the space covered by Tenant's proposed sublease in any case where Tenant desires to sublet part of the demised premises, then (a) this lease shall end and expire with respect to such part of the demised premises on the date that the proposed sublease was to commence; (b) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the demised premises remaining bears to the total rentable area of the demised premises; and (c) Tenant shall pay to Owner, within twenty (20) days after notice, as Additional Charges hereunder the costs incurred by Owner in physically separating such part of the demised premises from the balance of the demised premises and in complying with any laws and requirements of any public authorities relating to such separation.

                  (j) If Owner exercises its option to sublet the portion(s) of the demised premises which Tenant desires to sublet, such sublease to Owner or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Charges then payable pursuant to this lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

                        (i) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article;

                        (ii) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article;

                        (iii) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

                        (iv) Such sublease shall provide that any assignee or further subtenant of Owner or its designee, may, at the election of Owner, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Owner or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                        (v) Such sublease shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Owner or its designee (as the subtenant) may be for any purpose or purposes that Owner, in Owner's uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Owner or its designee, (d) Owner, at Owner's expense, may make such alterations as may be required or deemed necessary by Owner to physically separate the subleased space from the balance of the demised premises in order to make such subleased space a self-contained rental unit and to comply with any laws and requirements of public authorities relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the demised premises in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

                        (vi) If Owner or Owner's designee shall default under the terms of the sublease, Tenant shall not be liable for curing the Owner's or its designee's default, or for the payment to Owner of any sums owed, but not paid, by the Owner or its designee under the sublease. Owner hereby waives any rights it may have to proceed against Tenant for the default of Owner or its designee under the sublease.

                  (k) In the event Owner does not exercise its options pursuant to Subparagraph (g) to so sublet the demised premises or terminate this lease in whole or in part and providing that Tenant is not in default, beyond applicable notice and cure periods, if any, of any of Tenant's obligations under this lease, either at the time Owner's consent to such assignment or sublease is requested or at the commencement of the term of any proposed sublease or on the effective date of any such assignment, Owner's consent (which must be in writing and in form reasonably satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                        (i) Tenant shall have complied with the provisions of Subparagraph (g) and Owner shall not have exercised any of its options under said Subparagraph (g) within the time permitted therefor;

                        (ii) In Owner's reasonable judgment the proposed assignee or subtenant is engaged in a business and the demised premises will be used in a manner which (a) is in keeping with the then standards of the Building, (b) is limited to the use expressly permitted under Article 2 and does not violate Article 38, and (c) will not violate any negative covenant as to use contained in any other lease of space in the Building;

                        (iii) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Owner has been furnished with reasonable proof thereof;

                        (iv) Neither (a) the proposed assignee or sublessee nor
(b) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                        (v) The proposed assignee or sublessee is not a person with whom Owner is then negotiating to lease space in the Building;

                        (vi) The proposed assignee or sublessee is not entitled, directly or indirectly, to diplomatic or sovereign immunity and is subject to the service of process in, and the jurisdiction of the courts of, New York State;

                        (vii) The form of the proposed sublease or assignment shall be in form reasonably satisfactory to Owner and shall comply with the applicable provisions of this Article;

                        (viii) There shall not be more than two (2) subtenants (not including Owner or its designee) of the demised premises at any one time;

                        (ix) The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Owner pursuant to Subparagraph (g)

                        (x) Tenant shall reimburse Owner within ten (10) days after notice for any actual, reasonable costs that may be incurred by Owner in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent; and

                        (xi) Tenant shall not have (a) advertised or publicized in any way the availability of the demised premises without prior notice to and approval by Owner, which approval shall not be unreasonably withheld or delayed nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the demised premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the lesser of (x) the Fixed Rent and Additional Charges then payable hereunder for such space, or (y) the Fixed Rent and Additional Charges at which Owner is then offering to lease other space in the Building.

                  (l) In the event that (a) Owner fails to exercise any of its options under Subparagraph (g), and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Subparagraph (g) before assigning this lease or subletting all or part of the demised premises.

                  (m) With respect to each and every sublease or subletting authorized by Owner under the provisions of this lease, it is further agreed:

                        (i) No subletting shall be for a term ending later than one day prior to the expiration date of this lease.

                        (ii) No sublease shall be valid, and no subtenant shall take possession of the demised premises until an executed counterpart of such sublease has been delivered to Owner.

                        (iii) Each sublease shall provide that it is subject and subordinate to this lease and to the matter to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Owner under this lease Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

                  (n) If the Owner shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Owner, as Additional Charges:

                        (i) In the case of an assignment, an amount equal to one-half of all sums and other considerations (less reasonable costs of advertising, actual brokerage fees and the cost of improvements or alterations made by Tenant (or if such improvements or alterations are not made by Tenant, then the amount of any such work allowance granted to the assignee)) paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of a certified statement of Tenant's accountant with respect to Tenant's federal income tax returns); and

                        (ii) In the case of a sublease one-half of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, actual brokerage fees and the cost of improvements or alterations made by Tenant (or if such improvements or alterations are not made by Tenant, then the amount of any such work allowance granted to the assignee), and, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of a certified statement of Tenant's accountant with respect to Tenant's federal income tax returns). The sums payable under this Subparagraph shall be paid to Owner as and when paid by the subtenant to Tenant.

                  (o) Except for any subletting by Tenant to Owner or its designee pursuant to the provisions of this Article, each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Owner or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the demised premises by Tenant or any person claiming through or under Tenant (except as provided in Subparagraph
(j)) shall or will be made except upon compliance with and subject to the provisions of this Article. If Owner shall decline to give its consent to any proposed assignment or sublease, or if Owner shall exercise any of its options under Subparagraph (g), Tenant shall indemnify, defend and hold harmless Owner against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  (p) Tenant represents and warrants to Owner that Tenant owns and controls, directly or indirectly, the majority of Austin-Knight, Inc.'s ("Austin-Knight") outstanding stock, and that Austin-Knight is a direct or indirect subsidiary corporation of Tenant. For so long as Tenant owns and controls the majority of Austin-Knight's, outstanding stock, directly or indirectly, and Austin-Knight, remains a direct or indirect subsidiary of Tenant, Owner hereby grants Tenant a license to permit Austin-Knight to occupy the demised premises, provided such occupancy shall at all times be in accordance with and subject to this lease. Such license shall automatically expire if Tenant no longer owns and controls a majority of Austin-Knight's stock, directly or indirectly, or if Austin-Knight shall no longer be a direct or indirect subsidiary of Tenant. Owner agrees to accept rental payments directly from Austin-Knight, provided nothing contained herein shall be deemed to relieve Tenant from the primary obligation to perform all of its obligations under this lease. Tenant and Austin-Knight are prohibited from transferring, assigning, or sub-licensing the license granted hereunder. If Tenant proposes to assign this Lease in connection with the sale of all of the stock or assets of Austin-Knight to a third party, then all of the provisions of this Article 43 shall apply, except that Owner shall not have a right to recapture the demised premises as set for in subparagraph (g) herein, and subparagraph's (b), (h), (i) and (j) shall not apply.

            44. INSURANCE. Supplementing the provisions of Article 9 of this lease:

                  (a) Tenant, at its expense, shall maintain at all times during the term of this lease public liability insurance in respect of the demised premises and the conduct or operation of business therein, with Owner and its managing agent, if any, and Owner's mortgagee(s) whose names and addresses shall previously have been furnished to Tenant, as additional named insureds, with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $1,000,000 for property damage. Tenant shall deliver to Owner and any additional named insured such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Owner issued by the insurance company or its authorized agent, at least ten (10) days before the commencement date. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Owner and any additional named insured such renewal policy or a certificate thereof at least fifteen (15) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Owner and any additional named insured are given at least twenty (20) days' prior written notice of such cancellation or modification. The insurance required to be carried under this Paragraph 44 may be carried in a blanket policy covering the Premises and other locations of Tenant, if any; provided that each such policy shall in all respects comply with this Paragraph 44 and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Paragraph 44.

                  (b) Owner may from time to time require that the amount of the insurance to be maintained by Tenant under Subparagraph A be increased, to the amount which is then customarily required by prudent landlords of office buildings in Manhattan, including rent insurance.

                  (c) Tenant and Owner shall secure an appropriate clause in, or an endorsement upon, each of their respective insurance policies covering or applicable (in the case of Tenant) to the demised premises and the personal property, fixtures and equipment located therein or thereon and the Building (in the case of Owner), pursuant to which Owner and Tenant's respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under said insurance policy. The waiver of subrogation or permission for waiver of any claim obtained by Tenant or Owner shall extend to Owner or Tenant, as is applicable, and their respective agents and employees and to each mortgagee of Owner. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation as provided in the preceding subdivisions of this section.

            45. TENANT'S WORK AND ALTERATIONS. Supplementing the provisions of
Article 3 of this lease:

                  (a) Owner shall not unreasonably withhold or delay its consent to any non-structural changes, alterations, installations, additions or improvements (collectively, "Tenant's Work") provided such Tenant's Work is performed only by contractors or mechanics approved by Owner, which approval shall not be unreasonably withheld or delayed, and (i) in the reasonable opinion of Owner, the Tenant's Work will not adversely affect the proper functioning of the Building's mechanical, electrical, sanitary, plumbing, heating, air-conditioning, ventilating, utility or any other service systems, (ii) the Tenant's Work will not result in a violation of, or require a change in, any certificate of occupancy applicable to the demised premises or the Building,
(iii) the outside appearance, usefulness or rentability of the Building or any part thereof will not be affected in any way, and such Tenant's Work shall not, in the sole opinion of Owner, exercised in good faith, weaken or impair (temporarily or permanently) the structure of the demised premises or the Building either in the course of the making of such Tenant's Work or upon its completion, and (iv) no part of the Building outside of the demised premises will be physically affected. Notwithstanding the foregoing, (x) Owner's consent shall not be required with respect to Tenant's Work solely involving painting, decorating, wall covering and/or carpeting ("Decorative Work"), provided that, in each case, Tenant (l) gives Owner at least five (5) business days' prior notice and (2) submits to Owner a description of such Decorative Work to be performed (including a certification by a reputable contractor as to the cost thereof) and (y) Owner's consent shall not be required for the performance of Tenant's Work that is not a Material Alteration (as hereinafter defined) and have an aggregate cost of less than Seventy-Five Thousand ($75,000) Dollars, subject to Tenant's obligation to submit to Owner plans and specifications for any such Tenant's Work in accordance with Subparagraph (b) below (or, to the extent that plans and specification for such Tenant's Work are not required pursuant to Subparagraph (b) below, a description of such Tenant's Work, including a certification by a reputable contractor as to the cost thereof) at least twenty (20) business days before Tenant commences such Alterations. A "Material Alteration" is an Alteration which (i) is not limited to the interior of the demised premises or which affects the exterior (including the appearance) of the Building, (ii) is structural or affects the strength of the Building, or
(iii) adversely affects the proper functioning or performance of the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other service systems of the Building in areas of the Building outside the demised premises (as opposed to such systems solely within and solely affecting the demised premises)

                  (b) Prior to commencing any Tenant's Work in the demised premises, Tenant shall submit to Owner for Owner's written approval complete drawings, plans and specifications (collectively, "Tenant's Plan") for such Tenant's Work. Tenant's Plan shall be fully detailed and shall show complete dimensions, shall not be in conflict with Owner's basic plans for the Building, shall not require any changes in the structure of the Building and shall not be in violation of any laws, orders, rules or regulations of any governmental department or bureau having jurisdiction of the demised premises. Notwithstanding the foregoing, with respect to any Tenant's Work which is Decorative Work and which does not require the filing of plans and specifications with any governmental authority, Tenant shall only be required to submit a schematic design or description in reasonably sufficient detail for Owner to determine the work to be performed.

                  (c) After submission to Owner of Tenant's Plan, Owner shall within fifteen (15) days thereafter either approve same or shall set forth in writing the particulars in which Owner does not approve same, in which latter case Tenant shall return to Owner appropriate corrections thereto. Such corrections shall be subject to Owner's approval, such approval to be subject to the same standards set forth in Section 45 (a) above. Tenant shall pay to Owner, within 10 days after being billed and as Additional Charges, any reasonable out-of-pocket charges or expenses Owner may incur in reviewing Tenant's Plan, except that Tenant shall not be required to pay the charges or expenses incurred by Owner in reviewing Tenant's Plan for any Tenant's Work in preparing the demised premises for Tenant's initial occupancy thereof. Tenant agrees that any review or approval by Owner of Tenant's Plans is solely for Owner's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, legality, correctness or efficiency thereof or otherwise.

                  (d) Tenant further agrees that if Tenant makes any changes in Tenant's Plan subsequent to its approval by Owner and if Owner consents to such changes (such consent to be subject to the same standards set forth in Section 45(a) above), Tenant shall pay to Owner all costs and expenses caused by such changes, which Owner may incur or sustain by reason of delays or changes necessitated in the performance by Owner of any construction or work it is performing in the Building. Any charges payable under this section shall be paid by Tenant from time to time within twenty (20) days after notice as Additional Charges, whether or not the lease term shall have commenced.

                  (e) If Tenant fails to correct Tenant's Plan in any particular as herein above required, Owner shall, after fifteen (15) days written notice, have the right to make such corrections on Tenant's behalf; but the foregoing right shall not preclude the exercise by Owner of any other right or remedy which it may have in such event.

                  (f) Following compliance by Tenant with its obligations under the foregoing sections of this Article, Tenant shall timely commence Tenant's Work in order to complete same within a reasonable period of time. Tenant's Work shall be diligently pursued and shall be performed in a good and workmanlike manner at Tenant's sole cost and expense in accordance with Tenant's Plan as approved by Owner.

                  (g) Tenant agrees that in the performance of Tenant's Work (i) neither Tenant nor its agents or employees shall unreasonably interfere with the work being done by Owner and its agents and employees, (ii) that Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Owner, its agents or employees, (iii) that the labor employed by Tenant shall be harmonious and compatible with the labor employed by Owner in the Building, it being agreed that if in Owner's reasonable judgment the labor is incompatible Tenant shall forthwith upon Owner's demand withdraw such labor from the demised premises, (iv) that Tenant shall procure and deliver to Owner workmen's compensation, public liability, property damage and such other insurance policies, in such amounts as shall be reasonably acceptable to Owner in connection with Tenant's Work, and shall upon Owner's request cause Owner to be named as an additional insured thereunder, (v) that Tenant shall hold Owner harmless from and against any and all claims arising from or in connection with any act or omission of Tenant or its agents or employees, (vi) that Tenant's Work shall be performed in accordance with the approved Tenant's Plan and in compliance with the laws, orders, rules and regulations of any governmental department or bureau having jurisdiction of the demised premises, and (vii) that Tenant shall promptly pay for Tenant's Work in full and shall not permit any lien to attach to the demised premises or the Building. Tenant, at its expense, shall procure the satisfaction, discharge or bonding of record of all notices of violation or liens arising from or otherwise connected with any work, labor, services or materials done for or supplied to Tenant, within fifteen (15) days after receipt by Tenant of notice from Landlord of the filing of any such violations, liens or encumbrances.

                  (h) (i) Upon Owner's approval of Tenant's Plan, Tenant shall submit to Owner cost estimates certified by Tenant's architect for such work. Owner shall review such estimates in order to determine if they accurately reflect the cost of Tenant's Work. The determination of Owner shall control and be binding on the parties unless there is more than a fifteen (15%) percent variance in the costs, as estimated by Owner and Tenant's architect. If there is more than said fifteen (15%) variance Owner shall appoint an architect and Owner's architect and Tenant's architect shall promptly proceed to settle the dispute as arbitrators (and if they are not able to settle the dispute, shall appoint a third architect, in which case the three architects shall proceed to settle the dispute as arbitrators) and the determination of said architects shall be conclusive. If a third architect is appointed as aforesaid, the third architect's fees shall be paid by Tenant.

                        (ii) Upon a final determination being made of the estimated cost of Tenant's Work, as provided in subsection (i) above (and prior to Tenant's commencing any work) Tenant shall deliver to Owner, to secure the prompt and proper completion of Tenant's Work, either (i) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company in a form reasonably satisfactory to Owner, or (ii) cash in an amount equal to the aggregate of (A) the aforesaid final cost estimate and (B) ten (10%) percent of such sum. Such letter of credit shall be for one year and shall be renewed by Tenant each and every year until Tenant's Work is completed and shall be delivered to Owner not less than thirty (30) days prior to the expiration of the then current letter of credit. Failure to deliver such new letter of credit on or before said date shall be a material breach of this lease and Owner shall have the right, inter alia, to present the then current letter of credit for payment and to hold the proceeds thereof as security for the performance and observance by Tenant of the terms, provisions and conditions of this Article.

                        (iii) Upon (A) the completion of Tenant's Work in accordance with the terms of this Article and (B) the submission to Owner of proof evidencing the payment in full for Tenant's Work, the letter of credit (or the balance of the proceeds thereof, if Owner has drawn on said letter of credit) shall be returned to Tenant.

                        (iv) Upon the Tenant's failure to properly perform, complete and fully pay for Tenant's Work, as determined by Owner, Owner shall be entitled to draw down on the letter of credit to the extent it deems necessary and to apply the proceeds thereof with respect to Tenant's Work, the restoration and/or protection of the demised premises or the Building and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article.

                  (i) (a) Except as set forth in subsection (b) hereof all fixtures installed or used by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements which are recorded or filed against the Real Property ("Chattel Mortgages").

                        (b) Tenant may execute and deliver Chattel Mortgages provided and upon the conditions that:

                              (l) the holder of the Chattel Mortgage ("Holder")
shall have agreed (A) to give notice to Owner of any default by Tenant under the terms and provisions of the Chattel Mortgage, and (B) prior to the exercise of any remedies by the Holder, to give Owner a reasonable period after said notice to cure (if Owner elects, but without any obligation of Owner to do so) any default by Tenant under the Chattel Mortgage;

                              (2) Tenant shall not assign, sublet, mortgage,
hypothecate, pledge, lease or otherwise transfer or encumber Tenant's interest in this lease or the Premises or the Building in connection with, or as collateral or security for, the payment and performance of Tenant under the terms of the Chattel Mortgage, and any chattel mortgage shall be subject and subordinate to all superior leases and to all superior mortgages and any extensions and modifications thereof which may now or hereafter affect the Premises or the Building;

                              (3) Any sums or costs expended or incurred by
Owner in curing any of Tenant's defaults under the Chattel Mortgage shall be payable, within twenty (20) days after demand, by Tenant as Additional Charges hereunder;

                              (4) In the event of default by the Tenant under
the Chattel Mortgage, the Holder shall agree that in the event the Holder removes the equipment or fixtures secured by said Chattel Mortgage that the Holder will restore the Premises to the condition of same existing immediately prior to such removal and shall repair any and all damage caused by such removal and restoration.

                  (j) The provisions of this Article 45 shall not apply to Owner's Initial Work.

            46. ELECTRIC ENERGY. (a) Electric current will be supplied to the demised premises at the commencement of the term in accordance with the provisions of Subparagraph (b). Except for customary office equipment, Tenant agrees that it will make no electrical installations, alterations, additions or changes to electrical equipment or appliances without the prior written consent of Owner in each instance, which consent shall not be unreasonably withheld or delayed; provided that Tenant's use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation serving the demised premises. Tenant will at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. In the event that, in Owner's sole reasonable judgment, Tenant's electrical requirements necessitate installation of additional risers, feeders or other proper and necessary equipment, the same shall be installed by Owner at Tenant's sole expense, which shall be chargeable and collectible as Additional Charges and paid within thirty (30) days after rendition of a bill to Tenant therefor. Rigid conduit only will be allowed. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electrical service furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Owner's gross negligence or wilful misconduct.

                  (b) Electric current will be supplied by Owner to service Tenant's usual operating equipment and Tenant will pay Owner or Owner's designated agent, as Additional Charges for such service, one hundred seven (107%) percent of the cost payable by Owner for supplying electric current for Tenant's consumption. Tenant's usage shall be determined by meter or submeter installed for the purpose of measuring such consumption, which meter or submeter shall separately measure Tenant's usage and demand of electric energy (except in the case of a subletting of a portion of the demised premises). Where more than one meter measures the service to Tenant, the service rendered through each meter may be computed and billed separately in accordance with the provisions herein above set forth. Bills for electric energy shall be rendered at such time as Owner may elect and the amount, as computed from the meter, shall be, and be paid as, Additional Charges. Such bills shall be paid by Tenant within twenty
(20) days after the same are rendered and failure to pay shall be an event of default. If any tax is imposed upon Owner's receipts from the sale or resale of electric current to Tenant by any federal, state or municipal authority, Tenant agrees that where permitted by law, Tenant's proportionate share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Owner.

            47. OWNER'S SERVICES. Supplementing the provisions of Article 29 of this lease:

                  (a) Notwithstanding anything contained in Article 29 of the form lease to the contrary, to the extent the same are available, and subject to security measures, repairs and casualty, tenant shall have use of and access to automatic elevator service twenty-four (24) hours per day, seven days per week. Owner will, when and to the extent reasonably requested by Tenant, furnish additional elevator or heating services upon such terms and conditions as shall be determined by Owner in its sole reasonable discretion; and Tenant shall pay to Owner within ten (10) days after notice as Additional Charges Owner's then Building standard charge for such additional services. Tenant shall remove any and all of its refuse and rubbish from the Building.

                  (b) Owner, at its expense, shall furnish adequate water to the floor on which the demised premises are located for a kitchen sink, drinking, lavatory and cleaning purposes. Such water shall be furnished at the Building wet columns and the cost of piping and other equipment or facilities required to supply such water to the demised premises from such wet columns shall be paid by Tenant to the extent not set forth in the Initial Plans. If Tenant uses water for any other purpose, Owner may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of water for such other purposes. Tenant shall reimburse Owner for the quantities of water shown on such meters and Owner's reasonable charge for the production of any hot water, within thirty
(30) days after notice.

                  (c) Owner shall install two (2) 15-ton air-conditioning units to service the demised premises (the "HVAC Equipment"), and upon installation shall deliver or assign all warranties received by Owner, in connection with such HVAC equipment, to Tenant. Tenant has examined and inspected the HVAC Equipment and is satisfied as to its condition. Tenant shall be solely responsible for the maintenance, operation and repair of the HVAC Equipment and shall replace parts as and when necessary, and shall obtain and keep in full force and effect during the term of this lease a service contract, with a contractor or contractors approved by Owner, to service and maintain the HVAC Equipment. Upon Owner's request, Tenant shall deliver to Owner a duplicate copy of each such service contract within ten (10) days of such request. In addition to the foregoing, Tenant shall pay all electricity costs in connection therewith which shall be calculated pursuant to Article 46 hereof. Such air-conditioning system shall at all times be the property of Owner, Tenant shall abide by all regulations which Owner may prescribe for the proper functioning and protection of the air-conditioning system and Tenant shall deliver such system to Owner in good working order on the Expiration Date, ordinary wear and tear excepted.

            48. INDEMNIFICATION. Tenant shall indemnify and hold harmless Owner and Owner's mortgagee and its and their respective partners, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the demised premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Owner and Owner's directors, officers, agents and/or employees) in the demised premises during the term of this lease or during the period of time, if any, prior to the commencement date that Tenant may have been given access to the demised premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Owner's negligence or willful act or misconduct or that of Owner's employees, partners, directors, officers, agents or contractors) occurring in, at or upon the demised premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses (less any amount recovered by Owner as a result of the payment to Owner of any insurance proceeds). In case any action or proceeding be brought against Owner and/or its mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Owner or such mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Owner or such mortgagee).

            49. LATE CHARGE. In addition to any other remedies Owner may have under this lease, and without reducing or adversely affecting any of Owner's rights and remedies hereunder, if any Fixed Rent or Additional Charges or damages payable hereunder by Tenant to Owner, including, but not limited to, any sums which may be due under Article 53 herein, are not paid within ten (10) days after due, Tenant shall pay Owner as Additional Charges, on or before the first day of the following month, 6(cents) for each dollar so overdue in order to defray Owner's administrative and other costs in connection therewith.

            50. BROKER. Owner and Tenant covenant, warrant and represent to each other that they have not dealt with any broker except Newmark & Company Realty Estate, Inc. (the "Broker") in connection with this lease and that they have had no conversations or negotiations with any broker except the Broker concerning the leasing of the demised premises. Owner and Tenant agree to indemnify and hold each other harmless against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the respective indemnitor with any broker or finder, however characterized, other than the Broker. Owner shall pay the Broker pursuant to a separate agreement. The provisions of this Article 50 shall survive the expiration or termination of this lease.

            51. INTENTIONALLY OMITTED

            52. MISCELLANEOUS PROVISIONS. (a) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

                  (b) Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (i) no violation of the provisions of Article 43 shall operate to vest any rights in any successor or assignee of Tenant.

                  (c) If Owner or a successor in interest is an individual (which term as used herein includes aggregates of individuals, such as joint ventures, general or limited partnerships or associations), such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the Land and Building of which the demised premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against Owner or against any partner, principals (disclosed or undisclosed), employee or agent of Owner by reason of such default by Owner.

                  (d) The submission by Owner of the lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Owner and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

                  (e) If and to the extent that there is a conflict between the provision contained in the printed portion of the lease to which this Rider is attached and the provisions contained in this Rider, then the provision contained in this

Rider shall govern and be controlling to the extent necessary to resolve such conflict.

                  (f) If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Owner promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                  (g) As a further inducement to Owner to enter into this lease with Tenant, Tenant hereby agrees that with respect to the service of a notice of petition or petition upon Tenant by Owner in any proceeding commenced by Owner against Tenant under the Real Property Actions and Proceedings Law of the State of New York, service of such notice of petition or petition in any such proceedings shall be effective if made upon Tenant at the demised premises, irrespective of the fact that Tenant's principal office or principal place of business, or any other office or place of business of Tenant is located at a place other than the demised premises.

                  (h) This lease shall be deemed to have been jointly prepared by both of the parties hereto, and any ambiguities or uncertainties herein shall not be construed for or against either of them.

                  (i) In no event shall Tenant be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim, for money damages, nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval to any matter where such consent or approval is required pursuant to this lease, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment, and such remedy shall be available only in those cases where Owner has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Owner may not unreasonably withhold its consent.

                  (j) It is understood and agreed that Owner shall be under no obligation hereunder until this lease has been executed by Owner and delivered to Tenant. Owner's deposit of any checks delivered by Tenant in connection with Tenant's execution of this lease shall not constitute Owner's execution and delivery of this lease.

                  (k) If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as copartners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as copartners of a partnership) pursuant to the terms hereof (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant, (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several;
(b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the demised premises to Owner or renewing or extending this lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of the lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, and upon demand of Owner, shall cause each such new partner to execute and deliver to Owner an agreement in form satisfactory to Owner, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Owner's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Owner shall vitiate the provisions of subdivision (d) of this Article). Notwithstanding the foregoing, the provisions of this Article shall not apply to the estate of any deceased partner of Partnership Tenant.

                  (l) Tenant shall be entitled to the non-exclusive use of the freight elevator on a first-come, first-served basis for Tenant's move into the demised premises without charge during Owner's business hours, and at the building standard charge at all other times.

                  (m) Tenant, its permitted assignees and sublessees, may have up to fifteen (15) listings in any Building directory located in the Building lobby. Owner, from time to time, but not more frequently than once a month, shall, at Tenant's expense, make such changes in the listings as Tenant shall request.

            53. OWNER'S INITIAL WORK. (a) "Owner's Base Work" shall mean the work described on "Exhibit B" annexed hereto. "Owner's Additional Work" shall mean the work to be performed pursuant to Paragraph (c) of this Article 53. "Owner's Initial Work" shall mean, collectively, Owner's Base Work and Owner's Additional Work. Said Owner's Initial Work shall be performed by Owner only once, it being understood that Owner's obligation to perform the work is a single, non-recurring obligation being performed by Owner in connection with Tenant's initial occupancy of the demised premises only. All items of Owner's Initial Work shall be of material, manufacture, design, capacity, finish and color of the standard adopted by Owner for the Building.

            (b) Tenant waives any right to rescind this lease under Section 223(a) of the Real Property Law of the State of New York and further waives any damages which may result from any delay in the substantial completion of the aforementioned work or any delay in delivery of possession of the demised premises. If Tenant takes possession of and occupies the demised premises prior to the date herein above set forth as the Commencement Date, Tenant's obligation to pay Fixed Rent and Additional Charges hereunder, subject to the rent abatement set forth in Article 37(d), and to observe and perform all other conditions and agreements hereunder shall commence on such earlier date of possession but the term of the lease shall nevertheless expire on the date herein above set forth as the date of expiration of the lease term.

            (c) (i) On or before the expiration of fifteen (15) business days from April 8, 199_ (the "Submission Date"), Tenant shall submit to Owner a complete set of final working drawings, plans and specifications, in proper form for filing as required by the New York City Department of Buildings ("Department of Buildings") (such drawings, plans and specifications are hereinafter collectively referred to as the "Initial Plans"), designating additional work, materials or installations in addition to those required to be supplied by Owner pursuant to Exhibit "B" annexed hereto. The Initial Plans (1) shall include, but not be limited to, (w) architectural plans (including the layouts of partitions and openings, reflected ceilings and lights, millwork and other finish items),
(x) mechanical, electrical and plumbing plans, and (y) such other plans and specifications as may be necessary in accordance with good construction practice, (2) shall designate the location of the items of Owner's Additional Work in the demised premises in accordance with Tenant's requirements, (3) shall be reasonably detailed in accordance with good construction practice and shall show complete dimensions, and (4) shall be prepared in proper form for filing as required by the Department of Buildings. In addition, Tenant's architect shall stamp and seal all construction documents and shall incorporate the plumbing drawings, which are to be prepared by others, into the architectural drawing set. Landlord, as part or the Tenant construction build-out phase, shall provide a stamped and sealed set or engineered drawings for the following systems: (w) air conditioning, (x) electrical, (y) file alarm and (z) sprinkler. The Initial Plans shall not (A) require any changes in the structure of the Building, including exterior walls or windows, elevators or other shafts, utility closets or fire stairs, (B) be in violation of any Requirements (as defined in subparagraph (c) (iv)), (C) materially and adversely affect any of the Building systems, or (D) require any change to the certificate of occupancy for the Building.

                        (ii) Such Initial Plans shall be subject to Owner's written approval, which shall not be unreasonably withheld or delayed. Owner shall not be deemed to have unreasonably withheld or delayed its approval if such work, materials and/or installations designated in the Initial Plans would
(1) require contractors of a type which would be reasonably objected to by Owner to perform work in the Building, or (2) delay completion of the work intended to be performed by Owner pursuant to Exhibit "B" or this Article 53, or (3) be in conflict with Owner's basic plan for the Building, or (4) require changes in the structure of the Building or in the floor plan, or (5) impair Owner's ability to perform any of its obligations under this lease or would violate the laws, order, rules or regulations of any governmental department or bureau having jurisdiction of the demised premises, or (6) affect any portion of the Building other than the demised premises or (7) result in a violation of, or require a change in, any certificate of occupancy applicable to the demised premises. Within fifteen (15) days after submission to Owner of the Initial Plans, Owner shall either approve same in writing or shall set forth in writing the particulars in which Owner does not approve same, in which latter case Tenant shall, within five (5) days after Owner's notification, return to Owner appropriate corrections thereto. Such corrections shall be subject to Owner's reasonable approval, as aforesaid. Owner's approval of the Initial Plans or of any revisions thereto shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that they are in compliance with laws, order, rules or regulations of any governmental department or bureau having jurisdiction of the demised premises, nor shall any such approval impose any present or future liability on Owner, waive any of Owner's rights or release Tenant from any of its obligations hereunder.

                        (iii) Immediately after Tenant shall receive Owner's written approval of the Initial Plans, Tenant shall, at Tenant's sole cost and expense, submit the Initial Plans to the Department of Buildings for approval (using Jam Associates as Tenant's expediter in connection with the same) and shall diligently proceed to seek and obtain the Department of Buildings' approval of the Initial Plans. If Tenant does not submit the Initial Plans, as approved by the Department of Buildings, together with all necessary governmental permits and certificates (hereinafter called the "Approved Plans") to Owner on or before the date which is thirty (30) days after Tenant's receipt of a fully executed lease (the "Plan Date"), then each day following the Plan Date that Approved Plans shall not be submitted to Owner shall constitute a Tenant Delay (as hereinafter defined) for the purposes of this Article 53.

                        (iv) The Approved Plans shall not be changed by Tenant without the prior approval of Owner, except for minor cosmetic modifications, provided such minor cosmetic modifications do not delay Owner's Initial Work, in Owner's sole opinion, and except that Owner shall have the right to make any changes to the Approved Plans as may be required by applicable laws, ordinances and regulations, including fire underwriters' and insurance requirements (collectively, "Requirements"), unforeseen site conditions, or unavailability of materials, labor or equipment ("Changes"). Tenant's architect shall, at Tenant's expense, make all Changes to Approved Plans promptly after the need for Changes becomes known and shall furnish Owner with sufficient copies of all such changed plans. Tenant and Owner shall cooperate in expeditiously approving Changes. Owner's approval of Approved Plans or of any revisions thereto shall not constitute an opinion or agreement by Owner that the same are structurally sufficient or that they are in compliance with Requirements nor shall any such approval impose any present or future liability on Owner, waive any of Owner's rights or release Tenant from any of its obligations hereunder. Tenant's architect shall be solely responsible for signing and sealing Approved Plans. Tenant shall, at Tenant's sole cost and expense, perform or cause Tenant's architect to perform, the appropriate filings with governmental agencies having jurisdiction in order to obtain such permits and approvals as may be required from time to time to perform the Owner's Initial Work. The original prints of all plans bearing the necessary governmental approvals shall be the property of Owner but Owner shall supply a copy thereof to Tenant if Tenant so requests. Tenant agrees that Tenant (and Tenant's architect) shall at Tenant's sole cost and expense, and in connection therewith, Tenant shall cause Tenant's architect, at Tenant's sole cost and expense, to (i) file Approved Plans and obtain permits and certificates required for Owner's Initial Work, including, but not limited to, execution of any applications in connection therewith, and (ii) furnish responses and submissions within three (3) business days after the same are requested by a governmental agency. Owner shall reasonably cooperate with Tenant in executing any applications required in obtaining permits and certificates required for Owner's Initial Work, provided that such applications are in the proper form. Owner's execution of such applications and the providing of any information with respect thereto shall not (x) constitute Owner's approval of such applications, nor (y) impose any present or future liability on Owner, waive any of Owner's rights or release Tenant from any of its obligations hereunder.

                        (v) Owner shall perform Owner's Initial Work in a good and workmanlike manner, in accordance with Approved Plans other than (x) upon notice to Tenant (which may be oral), for necessary substitutions of materials or equipment with materials or equipment of like or better quality, or (y) as may be required by Requirements or unforeseen site conditions. Except for damage caused by the omissions, negligence or misconduct of Tenant, its employees, contractors, agents and/or invitees, Owner shall warrant Owner's Initial Work to be free from material defects for a period of one (l) year after the Commencement Date. Owner shall commence or cause to be commenced Owner's Initial Work, subject to delays beyond its control, promptly after the receipt of Approved Plans and Owner's receipt from Tenant of all necessary governmental approvals thereof and permits therefor. Upon substantial completion of Owner's Initial Work, Tenant, at Tenant's sole cost and expense, shall cause all required inspections thereof to be performed. For purposes of this lease, "substantial completion" of Owner's Initial Work shall mean, subject to the provisions of Section 53(c) (vii) below, that only minor or insubstantial portions thereof which will not substantially interfere with Tenant's operation of its business in the demised premises remain to be completed by Owner. In addition, the taking of possession and occupancy of the demised premises by Tenant for the commencement of any Tenant Work, (except Tenant's employees and/or contractor may, subject to this Article 53 (c) (vi), enter upon the demised premises for the purposes of casual inspections and such actions shall not be deemed possession and occupancy), shall be deemed an acceptance of the demised premises and substantial completion by Owner of Owner's Initial Work.

                        (vi) Owner shall be entitled to unrestricted access to the demised premises during the prosecution of Owner's Initial Work. None of Tenant, Tenant's agents, employees or contractors shall enter upon the demised premises for any purpose during the progress of Owner's Initial Work without first obtaining Owner's written authorization in each instance. Owner shall not unreasonably withhold or delay its consent for entrance on the demised premises for casual inspection by Tenant's employees and/or contractors, provided that such casual inspections do not interrupt or delay Owner's Initial Work. In the event any such entry is permitted and authorized by Owner, such entry shall be deemed to be under all the terms, covenants, provisions and conditions of this lease. If Tenant or any of Tenant's agents or employees or any contractor, subcontractor or materialman of Tenant shall, in any manner, interfere with or delay the performance or completion of any item of Owner's Initial Work, then Owner may notify Tenant (which notice may be oral) of any such interference or delay and Tenant shall, within twenty-four (24) hours after the giving of such notice cease such interference.

                        (vii) Notwithstanding anything to the contrary contained in this Article, any delay in Tenant's ability to occupy the demised premises or in Owner actually achieving substantial completion of Owner's Initial Work as a result of any of the following (each a "Tenant Delay" and, collectively, "Tenant's Delays") are specifically excluded from Owner's responsibility and shall not alter or extend the Commencement Date nor alter the date substantial completion of Owner's Initial Work shall be deemed to have occurred: (i) delays caused by Tenant's failure to deliver Initial Plans by the Submission Date; (ii) delays caused by Tenant's failure to deliver Approved Plans by the Plan Date, provided, however, that any delay which shall result solely from Owner's failure to timely respond Tenant's request for Owner's approval of the Initial Plans or any correction thereto pursuant to Article 53(c)(ii) hereof shall not constitute a Tenant Delay; (iii) delays caused by Department of Buildings request(s) for changes to the Initial Plans; (iv) delays caused by Tenant's request(s) for changes to the Initial Plans and/or the Approved Plans (unless due to Requirements, except if the delay is due to Requirements due to Tenant's change to Initial Plans and/or Approved Plans, then the same shall be a Tenant Delay);
(v) delays in the performance of any aspect of Owner's Initial Work resulting from or caused by interference by Tenant or any agent or supplier of Tenant;
(vi) delays caused by Tenant or Tenant's agents, contractors or suppliers performing work simultaneously with the performance of Owner's Initial Work;
(vii) delays incurred due to any failure of Tenant (or Tenant's architect) to cooperate with Owner pursuant to this Article 53 and to respond timely as is required hereunder; (viii) delays resulting from the non-completion of any Long Lead Work (as hereinafter defined) included in Owner's Initial Work or any work which, in accordance with good construction scheduling practice, would ordinarily be sequenced to follow completion of any Long Lead Work; and (ix) any delay in Tenant's payment to Owner of any amounts payable by Tenant pursuant to 53(d) and (e) below. The term "Long Lead Work" as used herein shall mean any item of work, materials and/or equipment which because of (A) the requirement to obtain required governmental approvals for any such item of work, materials and/or equipment, (B) the time required to obtain, manufacture, fabricate and/or install any such item of work, materials and/or equipment or (C) the sequence in which such items of work, materials and/or equipment and other items of Owner's Initial Work are normally performed in accordance with the terms of this lease and good construction practice, would render substantial completion of Owner's Initial Work unlikely to occur on or before the date four (4) months from the date of this lease.

                  (d) Tenant agrees that it shall make no changes to the Initial Plans subsequent to the Submission Date without the prior consent of Owner, except for minor cosmetic changes which do not delay Owner's Initial Work, in Owner's sole opinion. Tenant further agrees that if Tenant makes any changes in the Approved Plans subsequent to Owner's approval, and if Owner consents to such changes, Tenant shall pay to Owner all actual costs and damages which Owner may incur or sustain by reason of such changes. Any such costs and damages payable under this Paragraph shall be paid by Tenant from time to time within ten (lO) days after notice as Additional Charges. Owner shall not be deemed to have unreasonably withheld or delayed its approval if such changes would (i) cause a result as set forth in clauses (1) through (7) of Paragraph (c)(ii) of this
Article 53 or (ii) substantially deviate from the work, materials and/or installations designated in the Approved Plans.

                  (e) Tenant shall, as construction of Owner's Additional Work progresses and upon demand by Owner, pay to Owner, as Additional Charges, whether or not the lease term has commenced, the actual cost and expense to Owner's contractor of supplying and installing Owner's Additional Work in excess of thirty-two and 50/100 ($32.50) dollars per square foot of floor area of the demised premises. For purposes of this paragraph (e) only, the demised premises shall be deemed to contain 11,500 square feet. In the event of a dispute as to the amount of Additional Charges due from Tenant under the provisions of this subparagraph, the determination of Owner's architect shall be conclusive and binding upon the parties.

            54. INTENTIONALLY DELETED.

            55. MAINTENANCE AND REPAIRS. Supplementing the provisions of Article 4 of this lease:

                  (a) Owner shall use reasonable efforts to enclose any pipes or conduits installed by Owner within floors, walls, ceilings, columns or closets.

                  (b) In performing all work, making all repairs and installing all pipes and conduits, Owner shall use reasonable efforts to minimize interference with Tenant's normal business operations (although Owner shall not thereby be required to incur overtime or other additional expense to do so).

                  (c) Upon completion of such work, repairs and installations, Owner shall use reasonable efforts to prevent a material reduction in the usable area of the demised premises and the affected portions of the demised premises shall, to the extent reasonably possible, be restored to substantially their condition immediately prior to the performance of such work, repairs or installations.

                  (d) In the event (x) Owner fails to commence to make any repairs required to be made by Owner pursuant to the terms of this Lease, (y) such failure continues for more than twenty (20) days and (z) because of such failure to commence such repairs, Tenant is unable to use the demised premises for the use as set forth in Article 2 herein, then the Fixed Rent shall be abated commencing on the twenty-first day after Owner has failed to commence such repair and ending on the day Owner completes such repair, such twenty (20) day period to be subject, however, to a day for day extension due to any delays in commencing such repairs caused by (l) the acts or omissions of Tenant, (2) force majeure and/or (3) the pending adjustment of any insurance claims.

            56. DAMAGE AND DESTRUCTION. Further supplementing the provisions of
Article 9 of this lease, anything in Article 9 to the contrary notwithstanding:

                  (a) Within sixty days after any event of damage or destruction to the demised premises by fire or other casualty, Owner shall deliver to Tenant an estimate setting forth its estimate as to the reasonable time required to repair such damage.

                  (b) If the estimated time period as determined pursuant to the provisions of subsection (a) of this Article 56 exceeds six (6) months from the date of such casualty, Tenant may elect to terminate this lease by notice to Owner not later than thirty (30) days following the receipt of such determination. If Tenant makes such election, the term of this lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Owner. If
(i) Tenant fails to make such
election or is not permitted to make such election because the estimate is less than six (6) months, and (ii) if, as a result of a strike, labor dispute, unavailability of materials, war, fire, act of God or other cause beyond Owner's reasonable control, Owner fails to repair the Premises within six (6) months after the expiration of the estimated time period for repair as finally determined pursuant to the provisions of subsection (a) of this Article 56, Tenant may elect to terminate this lease by notice to Owner not later than thirty (30) days following the expiration of such additional six-month period. If Tenant makes such election, the term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Owner. Tenant shall have no further options to cancel this lease under this Article 56.

            57. INTENTIONALLY OMITTED.

            58. ACCESS TO THE PREMISES. Supplementing the provisions of Article 13 of this lease, anything to the contrary in Article 13 notwithstanding, Owner shall give Tenant reasonable advance notice of proposed entry or access (except in the event of an emergency, in which event such right of entry and access shall be unrestricted), so as to enable Tenant to have a representative present on all such occasions if Tenant wishes to do so.

            59. BUILDING ALTERATIONS. Supplementing the provisions of Article 20 of this lease, Owner's right to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, toilets, staircases or other public parts of the Building shall be exercised so as to not materially reduce the usable areas of the demised premises or materially adversely affect Tenant's access thereto.

            60. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the Building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Paragraph, Owner shall have the right, in addition to all other rights and remedies of Owner under this lease or at law, to require Tenant to remove any such Hazardous Materials from the demised premises, if introduced into the demised premises by Tenant, in the manner prescribed for such removal by laws and requirements of any public authorities. Owner represents, that as of the date hereof, (i) Owner has not brought in to the demised premises asbestos or asbestos containing materials, (ii) that the premises do not contain asbestos containing materials, and (iii) shall deliver the demised premises to Tenant free of any asbestos containing materials. The provisions of this Paragraph shall survive the expiration or termination of this lease.

            61. CLEANING AND RUBBISH REMOVAL. Tenant shall provide its own cleaning services and shall remove or cause to be removed all rubbish from the demised premises at its own cost and expense, during the term hereof using contractors approved by Owner which approval shall not be unreasonably withheld or delayed and with respect to all rubbish to be removed from the demised premises, shall place the same or cause the same to be placed in the freight elevator area in watertight bags or containers or in such other bags or containers as Owner shall from time to time reasonably designate. Tenant agrees to segregate all rubbish in accordance with rules and regulations reasonably established by Owner.

            62. NOTICES. Supplementing the provisions of Paragraph 28 hereof:
Except as otherwise in this lease provided, all notices hereunder shall be in writing and shall be served by registered or certified mail, return receipt requested, or by overnight courier service to any party hereto at the address herein above set forth. Any such notice shall be deemed given and effective on the date the date set forth on the return receipt or the date delivered by overnight courier service.

                                        OWNER:

                                        352 P.A.S. ASSOCIATES

                                        By: /s/ Jules Demchick
                                           -------------------------------------
                                           Name:  Jules Demchick
                                           Title: Partner


                                        TENANT:

                                        TMP WORLDWIDE, INC.

                                        By: /s/ Kevin Johnson
                                           -------------------------------------
                                           Name:
                                           Title: President

                                  SCHEDULE "A"

                                   Fixed Rent

        Period                                Fixed Rent

From the Commencement Date              Two Hundred Sixty-Four
through the day immediately             Thousand Five Hundred
preceding the first day of the          ($264,500.00) Dollars per
sixty-first (61st) calendar             annum payable in equal monthly
month occurring after the               installments of Twenty-Two
Commencement Date.                      Thousand Forty-One and 67/100
                                        ($22,041.67) Dollars.

From the first day of the               Two Hundred Eighty-Seven
sixty-first (61st) calendar             Thousand Five Hundred
month through the Expiration            ($287,500.00) Dollars per
Date.                                   annum payable in equal monthly
                                        installments of Twenty-Three
                                        Thousand Nine Hundred Fifty-
                                        Eight and 33/100 ($23,958.33)
                                        Dollars.

                                    EXHIBIT A

                       Floor Plan of the Demised Premises

                               [GRAPHIC OMITTED]

                                   EXHIBIT "B"

                                Owner's Base Work

Owner's Base Work in the Premises shall be limited to the following:

      1. Renovating or installing 2 ADA compliant restrooms.

      2. Renovating or installing two 15-ton air-conditioning units with necessary electrical hookups.

      3. Provide the Class E fire alarm connections to the premises. (There shall be no reprogramming charges to Tenant.)

      4. Provide Tenant with an ACP-5 form for Tenant's filing.

      5. The premises will be provided with two (2) two hundred (200) amp, three
(3) phase electrical service for all of Tenant's electrical demands, including Tenant's heating, ventilating and air-conditioning units.

      6. Landlord shall deliver the premises to Tenant broom clean.